Exhibit (a)(1)(A)

OFFER TO EXCHANGE

CERTAIN OUTSTANDING OPTIONS

FOR RESTRICTED STOCK UNITS OR NEW OPTIONS

This offer and withdrawal rights will expire at 12:00 p.m. (Noon), New York City Time,

on October 13, 2015 unless we extend the expiration date.

This document constitutes part of the prospectus relating

to the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan,

covering securities that have been registered under the Securities Act of 1933.

Alliance One International, Inc. (referred to as “Alliance One,” the “Company,” “we,” “our” or “us”) is offering eligible employees the opportunity to exchange (referred to as the “offer,” or the “exchange offer”) all or some (provided that an individual option grant may not be partially exchanged) of their outstanding options with an exercise price equal to $60.00 per share (which is the exercise price following adjustment for the one-for-ten reverse split of our common stock effected after the close of business on June 26, 2015), that were granted in 2011 and 2012 at a then stated exercise price of $6.00 per share, whether vested or unvested, for restricted stock units (the “RSUs”), except for employees in Canada, who will receive new stock options with new vesting schedules and exercise prices (the “new options”, and together with the “RSUs”, the “new awards”). All employees of Alliance One and its subsidiaries, other than members of our Board of Directors and the executive officers (the “Named Executive Officers”) listed in the Summary Compensation Table included in our definitive proxy statement for the annual meeting of our shareholders held on August 13, 2015 are eligible to participate in the exchange offer, so long as they remain employed through the expiration date of the exchange offer.

If you participate in the offer, the number of RSUs (or in Canada, new options) you receive will depend on the exercise price of the eligible options that you elect to exchange. Each RSU or new option will be subject to the terms of Amended and Restated Alliance One International, Inc. 2007 Incentive Plan (the “Incentive Plan”), and to an RSU agreement or option agreement, as applicable, between you and Alliance One. Upon vesting, the RSUs are to be settled in shares of our common stock, except that RSUs awarded to employees residing in The People’s Republic of China will be settled in cash based on the Fair Market Value (as defined below) of our common stock on the date of vesting.

The RSUs and new options will be unvested as of the new award grant date and will be subject to new vesting schedules detailed in Section 9 of this Offer to Exchange Certain Outstanding Options for Restricted Stock Units or New Options (the “Offer to Exchange”). Vesting is conditioned upon continued employment with us through each applicable vesting date. If you choose not to exchange your options, then your options will remain outstanding, and they will retain their current exercise prices, vesting schedules and expiration terms.

Our common stock is traded on the New York Stock Exchange under the symbol “AOI.” On September 11, 2015, the closing price of our common stock was $24.50 per share. You should evaluate the risks related to our business, our common stock, and this offer, and review current market quotes for our common stock, among other factors, before deciding to participate in this offer. The terms of the offer are described in greater detail in this Offer to Exchange. We urge you to read it and the related documents carefully and in their entirety.

See the section entitled “Risks of Participating in the Exchange Offer” beginning on page 12 for a discussion of risks and uncertainties that you should consider before participating in this offer.

IMPORTANT: How to Participate in the Exchange Offer.

Participation in the exchange offer is voluntary, and there are no penalties for electing not to participate. If you want to participate in the offer, you must complete an election form and return it by email to ljones@aointl.com with the subject line: “Elect”, or by facsimile to +1 919 379-4133. Documents hand-delivered or submitted by U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. To obtain an election form, please contact ljones@aointl.com or send a facsimile to +1 919 379-4133, stating your first and last name, your telephone number and an email address if one is available. If we do not receive your election by the expiration date, which is currently expected to be 12:00 p.m. (Noon), New York City Time, on October 13, 2015, you will be deemed to have elected not to participate in the exchange offer, in which event you will not receive a new award and your eligible options will remain outstanding and in effect in accordance with their existing terms. We will not accept delivery of any election after expiration of the exchange offer. You may change or withdraw your election to participate in the offer at any time before the offer expires by completing and submitting a new election form.

You should direct questions about this offer and requests for additional copies of this Offer to Exchange and the other offer documents to:

Alliance One International, Inc.

8001 Aerial Center Parkway

Post Office Box 2009

Morrisville, NC 27560-2009

Attn: Laura Jones

Phone: +1 (919) 379-4319

Email: ljones@aointl.com

Neither we nor our Board of Directors make any recommendation to you as to whether or not you should participate in the exchange offer. You must make your own decision as to whether or not to participate in the exchange offer. In doing so, you should rely only on information contained in this Offer to Exchange and its appendices, the materials referenced in Section 17 of this Offer to Exchange, or any other authorized communications from us made generally available to eligible employees, as no other representations or information have been authorized by us. You should not assume that the information provided in this Offer to Exchange is accurate as of any date other than the date as of which it is shown, or if no date is indicated otherwise, the date of this offer. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate. You should consult with your own advisors, including your tax, financial, and legal advisors, before making any decisions regarding the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of this transaction or passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in the Offer to Exchange. Any representation to the contrary is a criminal offense.

We are not making this offer to, nor will we accept any election to exchange options from or on behalf of, option holders in any jurisdiction in which this offer or the acceptance of any election to exchange options would not be in compliance with the laws of that jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to holders of options in any of these jurisdictions. No action has been taken by the Company that would, or is intended to, permit an offer of the securities in any country or jurisdiction where any such action for that purpose is required. Accordingly, the securities may not be exchanged, offered or sold, directly or indirectly, and neither this Offer to Exchange nor any other offer to exchange, prospectus or other document or information may be distributed or published in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations.

Offer to Exchange dated September 14, 2015

ii

iii

SUMMARY TERM SHEET—QUESTIONS AND ANSWERS

The following should answer many of the questions that you may have about the exchange offer; however, please read this Offer to Exchange in its entirety, including the appendices, before deciding whether to tender your eligible options for exchange in the exchange offer. Throughout these Questions and Answers, we have included references to the relevant sections of this Offer to Exchange where you can find more complete descriptions of the topics being discussed below.

What is the exchange offer?

We are offering eligible employees the opportunity to exchange eligible options for a lesser number of RSUs of equivalent value, or in the case of Canadian employees only, new options with a new exercise price, in accordance with predetermined exchange ratios. The new awards will be subject to new vesting schedules, regardless of whether the options tendered in the exchange offer are vested or unvested and without regard to the current vesting schedule of such options.

Participation in the exchange offer is voluntary, and there are no penalties for electing not to participate. If you choose not to participate in the exchange offer, you will not receive a new award as part of this exchange offer, and your options will remain outstanding and in effect in accordance with their existing terms.

The following are some terms that are frequently used in this Offer to Exchange:

•	“cancellation date” refers to the same U.S. calendar day as the expiration date. This is the date when exchanged options will be cancelled. We expect that the cancellation date will be October 13, 2015. If the expiration date of the offer is extended, then the cancellation date similarly will be delayed.

•	“Committee” means the Executive Compensation Committee of the Company’s Board of Directors, which administers the Incentive Plan.

•	“common stock” refers to Alliance One International, Inc. common stock, no par value.

•	“eligible employees” refers to employees of Alliance One and its subsidiaries who hold eligible options (as defined below), other than members of our Board of Directors and the Named Executive Officers, so long as such employees remain employed through the expiration date of the exchange offer.

•	“eligible options” refers to options to purchase shares of the Company’s common stock at an exercise price equal to $60.00 per share (which is the exercise price following adjustment for the one-for-ten reverse split of our common stock effected after the close of business on June 26, 2015) that were granted under the Incentive Plan in 2011 and 2012 at a then stated exercise price of $6.00 per share (including both the vested and unvested portions).

•	“eligible option grant” refers to all of the eligible options issued by the Company to an individual that is part of the same grant and subject to the same award agreement.

•	“exchanged options” refers to all options to purchase shares of our common stock that you tender for exchange pursuant to this exchange offer.

•	“expiration date” refers to the date that this offer expires. We expect that the expiration date will be October 13, 2015, at 12:00 p.m. (Noon), New York City time. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires.

•

“Fair Market Value” on any given date, means the closing price of our common stock as reported on an established stock exchange on which our common stock is listed. If our common stock is not traded on such exchange on such date, then the Fair Market Value is determined with reference to the preceding day that the common stock was so traded on such exchange. If our common stock is not listed on an established stock exchange, then the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

•	“Incentive Plan” refers to the Amended and Restated Alliance One International, Inc. 2007 Incentive Plan.

•	“Named Executive Officers” refers to the Company’s executive officers listed in the Summary Compensation Table included in our definitive proxy statement for the annual meeting of our shareholders held on August 13, 2015, who are J. Pieter Sikkel, Joel L. Thomas, Graham J. Kayes, Jose Maria Costa Garcia and William L. O’Quinn, Jr.

•	“new awards” refers to the RSUs and, in the case of eligible employees residing in Canada, the new options.

•	“new award grant date” refers to the date when new awards will be granted. The new award grant date will be the same U.S. calendar date as the expiration date and the cancellation date (but the new awards will be granted following the expiration of the offer). We expect that the new award grant date will be October 13, 2015. If the expiration date of the offer is extended, then the new award grant date similarly will be delayed.

•	“new options” refers to the options issued to eligible employees residing in Canada pursuant to this offer to replace their exchanged options.

•	“offer period” or “offering period” refers to the period from the start of this offer to the expiration date. This period will commence on September 14, 2015, and we expect it to end at 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless the exchange offer is extended.

•	“Offer to Exchange” refers to this document entitled “Offer to Exchange Certain Outstanding Options for Restricted Stock Units or New Options.”

•	“RSUs” refers to the restricted stock units issued to eligible employees pursuant to this offer to replace their exchanged options, which restricted stock units, upon vesting, are to be settled in shares of our common stock, except that RSUs awarded to employees residing in The People’s Republic of China are to settled in cash based on the Fair Market Value of our common stock on the date of vesting.

•	“tender” or “tendering” refers to electing to exchange eligible options in this exchange offer in accordance with the procedures described in this Offer to Exchange.

How do I participate in the exchange offer?

If you are an eligible employee, you will receive an email to your Alliance One email account announcing the exchange offer and listing

•	the grant date of each of your eligible option grants;

•	the number of eligible options exchangeable under the exchange offer for each such eligible option grant;

•	the exchange ratio for each eligible option grant; and

•	the number of new awards you may receive upon exchange of each eligible option grant and for all eligible option grants in total.

This email will also include an election form. If you elect to exchange your eligible options in accordance with the terms of the exchange offer you must complete an election form and return it by email to ljones@aointl.com with the subject line: “Elect,” or by facsimile to +1 919-379-4133 before 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless we extend the exchange offer.

You must complete the election process in the foregoing manner before 12:00 p.m. (Noon), New York City time, on October 13, 2015. If we extend the exchange offer beyond that deadline, you must complete the process before the extended expiration date.

If you wish to withdraw or change your election to participate in the exchange offer, you must complete a new election form and return it by email to ljones@aointl.com with the subject line: “Elect,” or by facsimile to +1 919-379-4133 before 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless we extend the exchange offer.

To obtain an additional copy of an election form, please contact ljones@aointl.com or send a facsimile to +1 919-379-4133, stating your first and last name, your telephone number and email address and an election form will be sent to you. (See Section 4 and 5 of this Offer to Exchange.)

What is a stock option?

A stock option is a right to buy a share of common stock at a set price (also known as the grant or exercise price) for a specified period of time regardless of the actual market price of the stock at the time the option is exercised. The right to buy the share may continue into the future, but the purchase price is fixed when the stock option is granted, subject to adjustment in the event of stock dividends, extraordinary cash dividends, stock split-ups, subdivisions or consolidations of shares (such as the recent reverse stock split). Due to subsequent stock price fluctuations, at any given time following the grant of the option, the prevailing market price of the stock may be greater than, equal to or less than the specified exercise price of the option. When the market price is greater than the exercise price of the option (otherwise known as an “in-the-money” option), the option holder receives value from exercising the option because he or she is able to buy the stock underlying the option at less than its prevailing market price. The holder of an option to purchase stock at an exercise price that is equal to or greater than the prevailing market price (otherwise known as an “out-of-the-money” or an “underwater” option) generally would not exercise the stock option. The stock options eligible for exchange in this exchange offer were all out-of-the-money as of the start of the exchange offer. (See Section 3 of this Offer to Exchange.)

Why is the Company making this offer?

We believe that this exchange offer will provide meaningful incentive to valuable employees, and better align the interests of employees and shareholders to maximize shareholder value. We issued the eligible options to retain the best available personnel and to provide incentive to employees, and we want to use this exchange offer and the new awards to continue this incentive.

The Company’s current business environment is extremely challenging, impacted by global oversupply conditions and changing industry dynamics, which resulted in the Company announcing a global restructuring program in March 2015. Due to the current challenges facing the Company and the industry in general, over the 52 weeks preceding September 14, 2015 the per share price of the common stock ranged from $8.30 to $26.47 (adjusted for the recent reverse stock split). As a result, the eligible stock options are now largely ineffective in providing the incentives that the Company believes are necessary to motivate and retain eligible employees and create a significant “overhang” under the Incentive Plan, reducing the number of awards that could otherwise be awarded under the Incentive Plan to create performance and retention incentives. Because we consider long-term equity incentives to be an important part of our employees’ compensation and an important incentive and retention tool, these stock options have become less valuable in motivating our employees, who view their existing options as having little or no value due to the sizable difference between the exercise prices and the current market price of our common stock. We believe that, as the Company makes progress towards strengthening its global competitive position through its global restructuring program and continued emphasis on improving efficiencies, it is essential to continue to retain, motivate and reward the best employees. (See Section 3 of this Offer to Exchange.)

Who can participate in the exchange offer?

Only “eligible employees” may participate in the exchange offer. Generally, you are eligible to participate if you are employed by us or one of our subsidiaries at the start of the exchange offer and remain employed through the expiration date. An employee whose employment terminates for any reason on or before the date on which the new awards are granted will not be an eligible employee.

Our Named Executive Officers and members of our Board of Directors are not eligible employees and may not participate in the exchange offer. (See Appendix A for a list of our Named Executive Officers and members of our Board of Directors and Section 1 of this Offer to Exchange for further details on eligibility.)

Are employees outside the United States eligible to participate?

In addition to employees of the Company or its subsidiaries who are located in the United States, employees of the Company or its subsidiaries who are located in Argentina, Brazil, Bulgaria, Canada, The People’s Republic of China, India, Macedonia, Malawi, Singapore, Thailand, Turkey or the United Kingdom are eligible to participate in the offer. Please refer to Appendices C through N of this Offer to Exchange for a description of tax and social insurance consequences that may apply to our employees in Argentina, Brazil, Bulgaria, Canada, The People’s Republic of China, India, Macedonia, Malawi, Singapore, Thailand, Turkey and the United Kingdom. (See Section 1 of this Offer to Exchange.)

Am I required to participate in this offer?

No. Participation in this offer is completely voluntary. (See Section 2 of this Offer to Exchange.)

What happens if my employment terminates before exchanged options are cancelled?

If you tender eligible options in the exchange offer, but, before the exchanged options are cancelled, your employment terminates for any reason or you submit your resignation or receive a notice of termination, your tender will automatically be deemed to have been withdrawn and you will not participate in the exchange offer. You will retain your outstanding options in accordance with their current terms and conditions, and depending on the circumstances of your termination of employment, you may be entitled to exercise them during a limited period of time following your termination date in accordance with their terms to the extent that they are vested. (See Section 1 of this Offer to Exchange.)

Which options may I exchange?

Only “eligible options” may be tendered in the exchange offer. Eligible options are options to purchase shares of common stock at an exercise price equal to $60.00 per share (which is the exercise price following adjustment for the one-for-ten reverse split of our common stock effected after the close of business on June 26, 2015) that were granted under the Incentive Plan in 2011 and 2012 at a then stated exercise price of $6.00 per share (including both the vested and unvested portions). (See Section 2 of this Offer to Exchange.)

If I participate in the exchange offer, what happens to my current options?

Eligible options you elect to exchange under the exchange offer will be cancelled promptly following the expiration date, and you will no longer have those options available for exercise. Any options you do not exchange, or which are not eligible options, will not be cancelled and will remain outstanding at their existing exercise prices and subject to their existing terms. (See Sections 6 and 12 of this Offer to Exchange.)

I have more than one eligible option. Do I have to exchange all of them in order to participate?

No. You may exchange one or both of your eligible option grants or none at all. However, if you elect to tender an eligible option for exchange, you must tender the entire outstanding portion of that option grant. We will not accept partial tenders of option grants. If you attempt to tender for exchange less than the entire outstanding, unexercised portion of an eligible option grant, we will reject your tender of that particular option grant in its entirety. Any such rejection will not affect any other eligible option that you properly tender. (See Section 2 of this Offer to Exchange.)

May I tender unvested options?

Yes. Your eligible options do not need to be vested in order for you to participate in the exchange offer. However, if you elect to tender a particular outstanding eligible option grant, you must tender the entire eligible option, both the vested and unvested portions. (See Section 2 of this Offer to Exchange.)

What will I receive for the options that I exchange?

All eligible employees who properly tender eligible options pursuant to this offer will receive new awards (RSUs or, in the case of Canadian employees only, the new options). (See Section 2 of this Offer to Exchange.)

Are there circumstances under which I would not be granted new awards?

Yes. If, for any reason, you are no longer an eligible employee of the Company or one of its subsidiaries on the new award grant date, you will not receive any RSUs or new options. Instead, you will keep your current eligible options and they will expire at the time provided in their terms. (See Section 1 of this Offer to Exchange.)

Moreover, even if we accept your eligible options, we will not grant new awards to you if we are prohibited from doing so by applicable laws. For example, we could become prohibited from granting new awards as a result of changes in SEC or New York Stock Exchange listing rules. We do not anticipate any such prohibitions at this time. (See Section 15 of this Offer to Exchange.)

If I participate in the exchange offer, how many RSUs will I receive?

The number of RSUs that you receive will depend on the fair value of each option tendered for exchange calculated by us using a Black-Scholes model. The intent of this method is to exchange approximately equal value of exchanged options with the new options/RSUs granted as of the launch date of this offer. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock price and the expected term of the option. Depending on the assumptions used to value eligible options and new awards, it is possible a Black-Scholes valuation of the new awards may be more or less than a Black-Scholes valuation of your eligible options, as the actual Black-Scholes values cannot be known until the close of the exchange offer. Accordingly, it is important for you to evaluate this offer based on options you currently hold and other appropriate risk factors. The number of RSUs that you receive with respect to an eligible option exchanged pursuant to the offer will be determined by dividing the number of shares subject to the eligible option grant by the applicable exchange ratio and rounding any fractional shares (with 0.5 rounded up) to the nearest whole share on a grant by grant basis. In determining the exchange ratios, new awards are intended to provide value that is in the aggregate not greater than the fair value of the eligible options.

All properly tendered eligible options, that are not validly withdrawn, will be exchanged for the RSUs in accordance with the following exchange ratios:

Year in Which Eligible Option Was Granted	Exchange Ratio to RSU	Example
2011	1:0.15	15 new RSUs issued in exchange for 100 eligible options.
2012	1:0.18	18 new RSUs issued in exchange for 100 eligible options.

We will not issue any fractional RSUs. Accordingly, if the RSUs to be granted to you in exchange for your tendered eligible options includes a fractional RSU, that fractional RSU will be rounded (with 0.5 rounded up) to the nearest whole RSU on a grant by grant basis. No consideration will be paid for fractional RSUs. (See Section 2 of this Offer to Exchange.)

For employees in The People’s Republic of China – Why are the RSUs I am to receive different from the RSUs being offered to other employees and how are the terms of the RSUs different?

Regulatory restrictions in The People’s Republic of China prevent us from awarding RSUs to be settled in shares of our common stock in exchange for eligible options held by eligible employees residing in The People’s Republic of China. Accordingly, the RSUs to be awarded in the exchange offer to eligible employees residing in The People’s Republic of China will be settled in cash based on the Fair Market Value of our common stock on the date of vesting. The RSUs to be awarded to other eligible employees are to be settled in shares of our common stock. The RSUs that will be awarded in the exchange offer to eligible employees residing in The People’s Republic of China will otherwise be the same as the RSUs being offered to other eligible employees.

For employees in Canada – Why am I receiving stock options instead of RSUs, how many new options will I receive for the options that I exchange and what will the exercise price of the new options be?

In Canada, adverse tax consequences for our employees would occur with respect to awards of RSUs. Therefore, we are permitting eligible employees in these countries to exchange their eligible options for new options. The number of shares covered by each new option that you receive in the exchange will depend on the year in which your eligible options were granted, as follows:

Year in Which Eligible Option Was Granted	Exchange Ratio to Option	Example
2011	1:0.43	43 new options issued in exchange for 100 eligible options.
2012	1:0.53	53 new options issued in exchange for 100 eligible options.

If application of the applicable exchange ratio to particular new options to be issued in exchange for eligible options tendered results in a fractional share, the number of shares underlying the new options will be rounded (with 0.5 rounded up) to the nearest whole share on a grant by grant basis. No consideration will be paid for fractional shares. (See Section 2 of this Offer to Exchange.)

Please note: The exchange ratios apply to each of your option grants separately. This means that the eligible options you hold may be subject to different exchange ratios based on the year the eligible options were granted. (See Section 2 of this Offer to Exchange.)

The exercise price of the new options will be the closing price of our common stock as reported on the New York Stock Exchange on the new award grant date. We expect that the new award grant date will be October 13, 2015. If the expiration date is extended, the new award grant date will be similarly extended.

When will my RSUs and new options vest?

The RSUs and new options will be unvested as of the new award grant date and will be subject to new vesting schedules. Vesting on any date is subject to your continued service to the Company or its subsidiaries through each relevant vesting date.

New RSUs will vest over a three-year period with 50% becoming vested on the first anniversary of the date of grant, and 25% becoming vested on the second and third anniversaries of the date of grant.

New option grants will vest over a three-year period with 50% becoming vested on the first anniversary of the date of grant, and 25% becoming vested on the second and third anniversaries of the date of grant. The eligible options were awarded in 2011 and 2012 and had a ten-year term. New option awards will expire on the same date as the eligible option surrendered in exchange for that new option in the exchange offer, which is March 24, 2021 for the eligible options awarded in 2011 and April 17, 2022 for the eligible options awarded in 2012.

If your employment terminates before part or all of your new awards vest, the unvested part of your new award generally will expire unvested and you will not be entitled to any shares of common stock from that part of your new award.

We will make minor modifications to the vesting schedule of any RSUs and new option awards to eliminate fractional vesting (such that a whole number of RSUs and new options will vest on each vesting date); this will be done by rounding down to the nearest whole number of shares that will vest on each vesting date and vesting the sum of the fractional shares (a whole number) on the last vesting date of the vesting schedule, subject to your continued service with us through such date. (See Section 9 of this Offer to Exchange.)

Do I have to pay for my new awards?

No. You do not have to make any payments to the Company to receive your new awards. (See Section 9 of this Offer to Exchange.)

What happens if I have an eligible option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of the Company or its subsidiaries beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As described above, we are not accepting partial tenders of option grants. Therefore, you may not accept this offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider very carefully whether to make an election to exchange any option that is not completely beneficially owned by you. (See Section 2 of this Offer to Exchange.)

Example

If you are an eligible employee and you hold an eligible option grant covering 500 shares that is subject to a domestic relations order, 200 of which are beneficially owned by your former spouse, and you have not exercised any portion of the option, then you may elect to exchange all of the outstanding eligible option grant (for 500 shares), or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant. (See Section 2 of this Offer to Exchange.)

When will my exchanged options be cancelled?

Your exchanged options will be cancelled following the expiration date of the exchange offer on the same U.S. calendar day as the expiration date. We refer to this date as the cancellation date. We expect that the cancellation date will be October 13, 2015. If the expiration date of the exchange offer is delayed, the cancellation date will be similarly delayed. (See Section 6 of this Offer to Exchange.)

When will I receive new awards?

We will grant the new awards on the new award grant date. We expect the new award grant date will be October 13, 2015. If the expiration date of the exchange offer is delayed, the new award grant date will be similarly delayed.

You will receive the shares subject to the RSU award when and if your RSUs vest. If you are granted new options, you will be able to exercise your new options when and if your new options vest. (See Section 6 of this Offer to Exchange.)

Will I receive a RSU agreement or option agreement?

Yes. All RSUs will be subject to a RSU agreement between you and Alliance One, as well as to the terms and conditions of the Incentive Plan. All new options will be subject to a stock option agreement between you and the Company, as well as to the terms and conditions of the Incentive Plan. A copy of the Incentive Plan and the forms of RSU agreements and the form of stock option agreement under the Incentive Plan are available on the SEC website at www.sec.gov. Within three weeks after the expiration date, we will send you your RSU agreement or stock option agreement, as applicable, for your RSUs or your new options, as applicable. (See Sections 6 and 9 of this Offer to Exchange.)

Once I surrender my exchanged options, is there anything I must do to receive the new awards?

No. Once your exchanged options have been cancelled, there is nothing that you must do to receive your new awards. In order to receive the shares covered by the RSU grant or exercise your new option, you generally will need to remain an employee of Alliance One or its subsidiaries through the applicable vesting date. (See Section 1 of this Offer to Exchange.)

Do I need to exercise my RSUs in order to receive shares?

No, RSUs do not need to be exercised in order to receive shares. If your RSUs vest in accordance with the vesting schedule set forth in your RSU agreement, you automatically will receive the shares subject to the RSUs on the date specified in the RSU agreement. RSUs that do not vest will be forfeited to the Company, and you will receive no payment for them. (See Section 9 of this Offer to Exchange.)

Will I be required to give up all of my rights under the cancelled options?

Yes. Once we have accepted your exchanged options, your exchanged options will be cancelled, and you no longer will have any rights under those options. We intend to cancel all exchanged options following the expiration of the offer on the same U.S. calendar day as the expiration date. We expect that the cancellation date will be October 13, 2015. If the expiration date of the exchange offer is delayed, the cancellation date will be similarly delayed. (See Section 6 of this Offer to Exchange.)

If I receive RSUs for exchanged options, will the terms and conditions of my RSUs be the same as my exchanged options?

No, RSUs are a different type of equity award than options, and so the terms and conditions of your RSUs necessarily will be different from your options. In addition, the vesting schedule of your RSUs will be different from the vesting schedule of your exchanged options. Your RSUs will be granted under the Incentive Plan and will be subject to an RSU agreement. The forms of RSU agreements are available on the SEC website at www.sec.gov. Within three weeks after the expiration date, we will send you your RSU agreement or stock option agreement, as applicable, for your RSUs or your new options, as applicable. (See Sections 6 and 9 of this Offer to Exchange.)

Until your RSUs vest, you will not have any of the rights or privileges of a shareholder of Alliance One with respect to shares of common stock underlying the RSUs. For eligible employees receiving RSUs in the exchange offer other than those residing in The People’s Republic of China, once you have been issued the shares of common stock, you will have all of the rights and privileges of a shareholder with respect to those shares, including the right to vote and to receive dividends, if any. Because the RSUs to be awarded in the exchange offer to eligible employees residing in The People’s Republic of China will be settled in cash based on the Fair Market Value of our common stock on the date of vesting, even upon the vesting of an RSU such eligible employees will not have any of the rights or privileges of a shareholder of Alliance One with respect to shares of common stock underlying the RSU.

In addition, the tax treatment of RSUs will differ significantly from the tax treatment of your options. (See Section 14 of this Offer to Exchange.)

If I reside in Canada and receive new options for exchanged options, will the terms and conditions of my new options be the same as my exchanged options?

The terms and conditions of your new options may vary from the terms and conditions of your exchanged options, but such changes generally will not substantially and adversely affect your rights, except that your new options may have a different exercise price and will have a new vesting schedule. New option agreements will specify the term of each new option and the date when the option is to become exercisable. New option grants will vest over a three-year period with 50% becoming vested on the first anniversary of the date of grant, and 25% becoming vested on the second and third anniversaries of the date of grant, subject to minor modifications to the vesting schedule to eliminate fractional vesting (such that a whole number of new options will vest on each vesting date). (See Section 9 of this Offer to Exchange.)

What happens to my options if I choose not to participate or if my options are not accepted for exchange?

If you choose not to participate or your options are not accepted for exchange, your existing options will (a) remain outstanding until they are exercised or cancelled or they expire by their original terms, (b) retain their current exercise price, (c) retain their current vesting schedule, and (d) retain all of the other terms and conditions as set forth in the relevant agreement related to such option grant. (See Section 6 of this Offer to Exchange.)

Will I have to pay taxes if I participate in the offer?

If you participate in the offer and are a U.S. taxpayer, you generally will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the exchange or the new award grant date. However, you normally will have taxable income when the shares underlying your RSUs are issued to you. The Company also will typically have a tax withholding obligation at the time of issuance. You also may have taxable capital gain when you sell the shares underlying the RSU. Note that the tax treatment of RSUs differs significantly from the tax treatment of your options and, as a result of participating in the offer, your tax liability could be higher than if you had kept your eligible options. The Company will satisfy tax withholding obligations, if applicable, in the manner specified in your RSU agreement. Please see Section 14 of this Offer to Exchange for a discussion of the material tax consequences associated with exchanging your eligible options.

If you participate in the offer and are an employee in Argentina, Brazil, Bulgaria, Canada, The People’s Republic of China, India, Macedonia, Malawi, Singapore, Thailand, Turkey or the United Kingdom, please refer to Appendices C through N of this Offer to Exchange for a description of the tax and social insurance consequences that may apply to you.

You should consult with your tax advisor to determine the personal tax consequences to you of participating in this offer. If you are a citizen or tax resident or subject to the tax laws of more than one country, there might be additional or different tax and social insurance consequences that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident or taxpayer in another country when the new awards are granted to you pursuant to the offer, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the new awards as a replacement grant).

If I reside in Canada and receive new options, will my new options be incentive stock options or nonstatutory stock options for U.S. tax purposes?

The new options granted in exchange for your eligible options will be granted as nonstatutory stock options. The eligible options are similarly classified as nonstatutory stock options for U.S. tax purposes. (See Section 9 of this Offer to Exchange.)

Are there any conditions to this offer?

Yes. The completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Exchange. If any of these conditions are not satisfied, we will not be obligated to accept and exchange properly tendered eligible options, though we may waive any such conditions at our discretion. (See Sections 2 and 7 of this Offer to Exchange.)

How does the Company determine whether an option has been properly tendered?

We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt) and acceptance of any options tendered for exchange. Our determination of these matters will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties. We reserve the right to reject any election of any options tendered for exchange that we determine are not in an appropriate form or that we determine are unlawful to accept. We will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. No tender of options will be deemed to have been made properly until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any election and we will not incur any liability for failure to give any notice. (See Section 4 of this Offer to Exchange.)

If you extend or change the offer, how will you notify me?

If we extend or change this offer, we will issue a press release, email or other form of communication disclosing the extension no later than 9:00 a.m., New York City time, on the next U.S. business day following the previously scheduled expiration date or the date on which we change the offer, as applicable. (See Sections 2 and 15 of this Offer to Exchange.)

Can I change my mind and withdraw from this offer?

Yes. You may change your mind after you have submitted an election and withdraw some or all of your tendered options from the offer at any time before the offer expires (the expiration date currently is expected to be October 13, 2015, at 12:00 p.m. (Noon), New York City time). If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election and/or withdrawal we receive before the expiration date. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by midnight, New York City time, at the end of November 9, 2015 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance. (See Section 5 of this Offer to Exchange.)

May I change my mind about which options I want to exchange?

Yes. You may change your mind after you have submitted an election and change the options you elect to exchange at any time before the offer expires by completing and submitting a new properly completed election to change or to add more eligible options or to withdraw eligible options by e-mail or facsimile. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional eligible options, fewer eligible options, all of your eligible options or none of your eligible options. However, if you intend to tender eligible options, you must tender the entire outstanding portion of that option grant. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election or withdrawal we receive by the expiration date. Please be sure that any completed and new election form you submit includes all the options with respect to which you want to accept this offer and is clearly dated after your last-submitted election or withdrawal. (See Sections 4 and 5 of this Offer to Exchange.)

What if I withdraw my election and then decide that I do want to participate in this offer?

If you have withdrawn your election to participate and then again decide to participate in this offer, you may reelect to participate by submitting a new, properly completed election form by e-mail or via facsimile before the expiration date, that is signed and dated after the date of your withdrawal. (See Section 5 of this Offer to Exchange.)

Are you making any recommendation as to whether I should exchange my eligible options?

No. We are not making any recommendation as to whether you should accept this offer. We understand that the decision whether or not to exchange your eligible options in this offer will be a challenging one for many employees, who will need to consider the exercise price and expiration date of the eligible options, the tax effects, their own assessment as to the future stock price of our common stock and several other factors. The program does carry risk (see “Risks of Participating in the Offer” beginning on page 12 for information regarding some of these risks), and there are no guarantees regarding whether you ultimately would receive greater value from your eligible options or from the RSUs or new options you will receive in exchange. As a result, you must make your own decision as to whether or not to participate in this offer. For questions regarding personal tax implications or other investment-related questions, you should talk to your personal legal counsel, accountant, and/or financial advisor. (See Section 3 of this Offer to Exchange.)

What are the potential accounting consequences of the offer?

Under the applicable provisions of accounting principles generally accepted in the United States (codified as ASC 718), we expect to recognize the unamortized compensation cost of the surrendered eligible options as well as any incremental compensation cost of the new awards granted pursuant to the exchange offer. The incremental compensation cost will be measured as the excess, if any, of the fair value of the new awards granted to eligible employees in exchange for eligible options validly tendered and not validly withdrawn in the exchange offer, measured as of the date such new awards are granted, over the fair value of the eligible options surrendered in exchange for such new awards, measured immediately before the consummation of the exchange. We set the exchange ratios immediately prior to the commencement of this offer with the goal of avoiding any incremental compensation cost to the extent practicable at the time that the ratios are established. Incremental compensation cost may be incurred in the event of changes in the fair market value of our common stock from the date the exchange ratios were established to the expiration date. The incremental compensation cost, if any, and remaining compensation expense associated with the exchange program will be recognized over the remaining vesting period of the surrendered options.

Whom can I contact if I have questions about the offer, or if I need additional copies of the offer documents?

You should direct questions about this offer and requests for printed copies of this Offer to Exchange and the other offer documents to:

Alliance One International, Inc.

8001 Aerial Center Parkway

Post Office Box 2009

Morrisville, NC 27560-2009

Attn: Laura D. Jones

Phone: +1 (919) 379-4319

Email: ljones@aointl.com

RISKS OF PARTICIPATING IN THE EXCHANGE OFFER

Participating in the exchange offer involves a number of risks, including those described below. This list and the risk factors in our annual report on Form 10-K for the fiscal year ended March 31, 2015, as updated by the quarterly report on Form 10-Q for the quarter ended June 30, 2015, each filed with the SEC, highlight the material risks of participating in this offer. You should carefully consider these risks and are encouraged to speak with an investment and tax advisor, as necessary, before deciding to participate in the offer. In addition, we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences in the U.S. and Appendices C through N discussing the tax consequences for certain employees outside the U.S., as well as the rest of this Offer to Exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Exchange, the words “may,” “will,” “should,” “expect,” “plans,” “seeks,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “seek to continue,” “intends,” or other comparable terminology as they relate to us are intended to identify such forward-looking statements. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Exchange. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors described elsewhere in this Offer to Exchange. The documents we file with the SEC, including the reports referred to above, discuss some of the known and unknown risks, uncertainties and other factors that may cause our actual results or our industries’ actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the summary financial information attached as Appendix B, as well as our financial statements and notes to the financial statements included on our most recent Forms 10-K and 10-Q.

Economic Risks

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might be worth more than the RSUs or new options that you receive in exchange for them.

Because the exchange ratio of this offer is not one-for-one with respect to all options, it is possible that, at some point in the future, your exchanged options would have been economically more valuable than the RSUs or new options granted pursuant to this exchange offer. For example, if you exchange an option grant awarded in 2011 for 5,000 shares with the exercise price per share of $60.00, you would receive a grant of 750 RSUs. Assume, for illustrative purposes only, that the price of our common stock increases to $80.00 per share. Under this example, if you had kept and not exchanged your option, exercised and immediately sold the shares at $80.00 per share, you would have realized pre-tax gain of $100,000, but if you exchanged your options and sold the shares subject to the RSU grant (settled in shares of our common stock) at a price of $80.00 per share, you would realize only a pre-tax gain of $60,000.

Further, if you are a resident of Canada and you exchange an option grant for 5,000 shares awarded in 2011 with the exercise price per share of $60.00, the applicable exchange ratio would entitle you to receive a new option exercisable for 2,150 shares. Assume, for illustrative purposes only, that the exercise price of your new option is $25.00 per share and after three (3) years after the new award grant date and before the expiration date of the new option, the price of our common stock increases to $100.00 per share. Under this example, if you had kept and not exchanged your option, exercised and immediately sold the shares at $100.00 per share, you would have realized pre-tax gain of $200,000, but if you exchanged your options and sold the shares subject to the new option grant, you would realize a pre-tax gain of only approximately $161,250.

In addition, you may have to pay more taxes as to your RSUs than you would for your exchanged options. For example, if you exchange a nonqualified stock option grant for 5,000 shares awarded in 2011 with the exercise price per share of $60.00, you would receive a grant of 750 RSUs. If the option were exercised for $60.00 per share while the fair market value of our common stock was $70.00 per share, you would recognize ordinary income of $10.00 per share at exercise (for a total of $50,000 of ordinary income). If you later sold the shares at $80.00 per share, you would have capital gain of $10.00 per share (for a total of $50,000), which is the difference between the sale price of $80.00 and the $70.00 fair market value at exercise. If you held the shares more than one year, the gain would be taxed under U.S. federal tax law at long-term capital gains rates (currently a maximum of 20% plus a potential additional 3.8% tax on net investment income), and if you held the shares for one year or less, the gain would be taxed under U.S. federal tax law at short-term capital gains rates (currently a maximum rate of 39.6% plus a potential additional 3.8% tax on net investment income). If, instead, you had exchanged your options for RSUs, you would recognize ordinary income (currently a maximum rate of 39.6% plus a potential additional 3.8% tax on net investment income) on the full fair market value of the shares you receive when you receive them (i.e., after they vested). For instance, if you vest in 750 RSUs when the fair market value of our stock is $70.00 per share, and the shares were issued on that day, you will recognize ordinary income of $52,500. You then would be subject to additional long- or short-term capital gain, as applicable (depending on the length of time you have held such shares) on any additional gain when you sell the shares. For instance, if you sold the shares at $80.00 per share, you would have a capital gain of $10.00 per share. When analyzing the tax consequences, you should keep in mind that you do not pay a cash purchase price for the RSUs or the shares thereunder, while, in the example above, you would have paid $60.00 per share of after-tax dollars for the shares subject to your options.

The value of our common stock fluctuates and there is no guarantee that your new awards will increase in value over time.

The market price of our common stock has been volatile. As a result, there is no guarantee that your new awards received in the option exchange will increase in value over time.

If we are acquired by or merge with another company, your cancelled options might be worth more than the RSUs or new options that you receive in exchange for them.

A transaction involving us, such as a merger or other acquisition, could have a substantial effect on our stock price, including significantly increasing the price of our common stock. Depending on the structure and terms of this type of transaction, option holders who elect to participate in the offer might receive less of a benefit from the appreciation in the price of our common stock resulting from the merger or acquisition. This could result in a greater financial benefit for those option holders who did not participate in this offer and retained their original options.

Furthermore, a transaction involving us, such as a merger or other acquisition, could result in a reduction in our workforce. If your employment with us terminates (other than due to your death or disability; see Section 9 regarding certain exceptions relating to death or disability) before your new award vests, you will not receive any value from your new award.

Your new award will not be vested on the new award grant date.

The new award will be subject to a new vesting schedule. This is true even if your exchanged options are 60% to 80% vested. If you do not remain an employee with us through the date your new award vests, you will not vest in the RSUs or new options. As a result, you will not receive any value from your new award.

Shares issued in settlement of a vested RSU may not be immediately transferable by you.

Shares of common stock will be issued upon settlement of an RSU awarded to eligible employees (other than eligible employees residing in The People’s Republic of China) pursuant to this offer upon its vesting. However, the shares of common stock issued in settlement of a vested RSU will become transferable only upon the earlier of the third anniversary of the date of the grant of the RSU or the date your employment with the Company and its affiliates terminates. Accordingly, if you remain an employee of the Company or its affiliates, you may not sell or otherwise transfer shares of common stock received upon the vesting of the RSUs on the first and second anniversaries of the date of grant until the date of the third anniversary of the date of grant.

For eligible employees in Canada: In the event that the price of our common stock increases to $60.00 per share or more on the expiration date, the per share exercise price on your cancelled options might be lower than the new options that you receive in exchange for them.

If you reside in Canada and you participate in the offer and receive new options for eligible options, the exercise price per share for your new options will be the closing price of our common stock as reported on the New York Stock Exchange on the new award grant date, currently expected to be October 13, 2015, unless we extend the offer. Because we do not know what the closing price will be on October 13, 2015 (or such later day if we extend the offer), it is theoretically possible that the new options will have an exercise price per share in excess of the eligible options you exchange.

Tax-Related Risks

The U.S. tax effects of RSUs differ significantly from the U.S. tax treatment of your options.

If you participate in the offer, you generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange and on the new award grant date. However, you generally will have taxable ordinary income when the shares underlying your RSUs are issued to you. The Company also will typically have a tax withholding obligation at the time of issuance. Generally, the Company will satisfy all tax withholding obligations by withholding shares on the vesting date sufficient to cover any tax withholding requirements. More information about share withholding is described in the RSU agreement. The forms of RSU agreement are incorporated by reference as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov. You also may have taxable capital gains when you sell the shares underlying the RSU. The tax treatment of RSUs differs significantly from the tax treatment of your options and, as a result of your participating in this offer, your tax liability could be higher than if you had kept your eligible options. Please see Section 14 of the Offer to Exchange for a reminder of the general tax consequences associated with options. Depending on where you live, state income taxes also may apply to you and the Company may have tax withholding obligations with respect to such taxes. You should consult your own tax advisor to discuss these consequences.

If you are a tax resident of multiple countries, there may be tax and social security consequences of more than one country that apply to you.

If you are subject to the tax laws of more than one jurisdiction, there might be tax and social security consequences of more than one country that may apply to you. You should consult your own tax advisor to discuss these consequences.

Tax effects of RSUs for tax residents of countries other than the U.S. are different and potentially more onerous than for U.S. Holders.

Non-U.S. employees should carefully review Appendices C through N attached to this Offer to Exchange to determine whether participation in the offer could trigger any negative income tax, social insurance or other tax or legal consequences.

Risks Relating to Our Business

For a description of risks related to our business, operations and prospects, we direct you to the discussion under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015. You may access these filings electronically at the SEC’s website at www.sec.gov or on the Investor Relations page of our website at www.aointl.com. In addition, upon request we will provide you with a copy of any or all of the documents to which we have referred you (without charge to you). See Section 17 of this Offer to Exchange for more information regarding reports we filed with the SEC and how to obtain copies of or otherwise review these reports.

THE EXCHANGE OFFER

1. Eligible Employees.

All employees of the Company or its subsidiaries (other than members of our Board of Directors and the Named Executive Officers) who hold eligible options are “eligible employees” and are eligible to participate in the exchange offer, so long as they remain employed through the expiration date of the exchange offer. Our directors and the Named Executive Officers are listed on Appendix A to this Offer to Exchange.

To receive a grant of a new award, you must remain an employee of the Company or its subsidiaries through the new award grant date, which will be the same U.S. calendar day as the cancellation date. If you do not remain employed by the Company or its subsidiaries or a successor entity through the new award grant date, you will keep your current eligible options, and they will vest and/or expire in accordance with their terms. If we do not extend the offer, the new award grant date will be October 13, 2015. Except as provided by applicable law and/or any employment agreement between you and the Company or its subsidiaries, your employment with the Company or its subsidiaries will remain “at-will” and can be terminated by you or the Company or its subsidiaries at any time, with or without cause or notice. In order to vest in your new awards you must remain an employee to the Company through each relevant vesting date.

2. Eligible Options; Number of New Awards; Expiration Date.

Subject to the terms and conditions of this offer, we will accept for exchange eligible options granted under the Incentive Plan that are held by eligible employees, are outstanding and unexercised as of the expiration date of the offer and are properly tendered for exchange, and are not validly withdrawn, before the expiration date of the offer. Eligible options are stock options with an exercise price equal to $60.00 per share (which is the exercise price following adjustment for the one-for-ten reverse split of our common stock effected after the close of business on June 26, 2015), that were granted under the Incentive Plan in 2011 and 2012 at a then stated exercise price of $6.00 per share. In order to be eligible, options must be outstanding on the expiration date of the offer. For example, if a particular option grant expires during the offering period, that option grant is not eligible for exchange.

Participation in this offer is completely voluntary. You may decide which of your eligible option grants you wish to exchange. If you hold more than one eligible option grant, however, you may choose to exchange one or more of such eligible option grants without having to exchange all of your eligible option grants. If you elect to participate in this offer, you must exchange all of the shares subject to any particular eligible option grant that you choose to exchange. We are not accepting partial tenders of options covered by an eligible option grant. If you elect to participate in this offer with respect to any partially exercised eligible option grant, you must exchange the entire remaining portion of such option grant. As of the date of this offer to exchange, no eligible options had been exercised. For example, if you hold eligible options for 1,000 shares granted in 2011 and eligible options for 2,000 shares granted in 2012, you may tender all or none of the eligible options for 1,000 shares granted in 2011 and/or all or none of the eligible options for 2,000 shares granted in 2012, but you may not tender only a portion of the eligible options granted in either of 2011 or 2012.

If you have an eligible option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee of the Company or its subsidiaries beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option grant if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. We are not accepting partial tenders of option grants. Therefore, you may not accept this offer with respect to a portion of an eligible option grant that is beneficially owned by you while rejecting it with respect to the portion beneficially owned by someone else. You are the legal owner of the eligible option grant, and as a result, we will respect an election to exchange such eligible option grant pursuant to the offer that is made by you and accepted by us. However, we will not be responsible to you or the beneficial owner of the eligible option grant for any action taken by you with respect to such eligible option grant. Accordingly, you should consider very carefully whether to make an election to exchange any option that is not completely beneficially owned by you.

For example, if you are an eligible employee and you hold an eligible option grant covering 500 shares that is subject to a domestic relations order, 100 of which are beneficially owned by your former spouse, then you may elect to exchange the 500 shares that are subject to the eligible option grant, or you may elect not to participate in the offer at all with respect to this eligible option grant. These are your only choices with respect to this eligible option grant.

All eligible employees who properly tender eligible options pursuant to this offer, that are not validly withdrawn, who remain eligible options through the cancellation date will receive new awards.

Exchange Ratios for Eligible Options Exchanged for RSUs

Subject to the terms of this offer and upon our acceptance of your properly tendered options that are not validly withdrawn, your exchanged options will be cancelled, and you will be granted RSUs in accordance with the exchange ratios shown in the table below.

Year in Which Eligible Option Was Granted	Exchange Ratio to RSU	Example
2011	1:0.15	15 new RSUs issued in exchange for 100 eligible options.
2012	1:0.18	18 new RSUs issued in exchange for 100 eligible options.

The exchange ratios apply to each of your option grants separately. This means that the eligible options you hold are be subject to different exchange ratios based on the year the eligible options were granted.

We will not issue any fractional RSUs. Accordingly, if the RSUs to be granted to you in exchange for your tendered eligible options includes a fractional RSU, that fractional RSU will be rounded (with 0.5 rounded up) to the nearest whole RSU on a grant by grant basis. No consideration will be paid for fractional RSUs.

The exchange ratios were established by the date on which eligible options were granted. Our objective in establishing the exchange ratios was to ensure that, to the extent practicable, the new awards granted in the exchange offer will have an aggregate value approximately equal to the aggregate value of the stock options surrendered. As such, the ratios were designed with the goal of making the grant of new awards substantially a value-to-value exchange for participating employees, structured to minimize any incremental accounting charge to the Company, to the extent practicable at the time that the ratios were established.

In determining these ratios, we calculated the fair value of the eligible options using a Black-Scholes model. The calculation of fair value using the Black-Scholes model takes into account many variables, such as the volatility of our stock price and the expected term of the option. Depending on the assumptions used to value eligible options and new awards, it is possible a Black-Scholes valuation of the new awards may be more or less than a Black-Scholes valuation of your eligible options, as the actual Black-Scholes values cannot be known until the close of the exchange offer. Accordingly, it is important for you to evaluate this offer based on options you currently hold and other appropriate risk factors. The exchange ratios will be applied on a grant-by-grant basis. In determining the exchange ratios, new awards are intended to provide value that is in the aggregate not greater than the fair value of the eligible options. The number of RSUs that you receive with respect to an eligible option grant exchanged pursuant to the offer will be determined by dividing the number of shares subject to the eligible option grant by the applicable exchange ratio and rounding (with 0.5 rounded up) any fractional shares to the nearest whole share on a grant by grant basis.

For purposes of determining the fair value of an eligible option under the Black-Scholes model, we used the following factors: (a) the eligible option’s exercise price; (b) an assumed value of $24.75 per share (an assumed value of $24.75 per share of our common stock, which was the closing price per share of our common stock as reported on the New York Stock Exchange on September 10, 2015); (c) an expected volatility of our common stock of 47.15%; (d) the remaining contractual life of the eligible option; (e) a risk-free interest rate ranging from 1.28% to 1.55%; and (f) no expected dividends. The exchange ratios were then determined by assuming a per share value of $24.75 for each RSU to be issued in the option exchange.

All RSUs will be subject to the terms of the Incentive Plan and the applicable RSU agreement between you and the Company. The forms of the RSU agreements under the Incentive Plan are filed as exhibits to the Schedule TO with which this Offer to Exchange has been filed and are available on the SEC website at www.sec.gov.

Exchange Ratios for Eligible Options Exchanged by Canadian and Chinese Employees for New Options

In Canada, adverse tax consequences for our employees would occur with respect to awards of RSUs. Therefore, we are permitting eligible employees in these countries to exchange their eligible options for new options. For eligible employees in these countries, subject to the terms of this offer and upon our acceptance of your properly tendered options, that have not been validly withdrawn, your exchanged options will be cancelled and you will be granted new options in accordance with the exchange ratios shown in the table below.

Year in Which Eligible Option Was Granted	Exchange Ratio to Option	Example
2011	1.043	43 new options issued in exchange for 100 eligible options.
2012	1.053	53 new options issued in exchange for 100 eligible options.

The exchange ratios apply to each of your option grants separately. This means that the eligible options you hold are be subject to different exchange ratios based on the year the eligible options were granted.

If application of the applicable exchange ratio to particular new options to be issued in exchange for eligible options tendered results in a fractional share, the number of shares underlying the new options will be rounded (with 0.5 rounded up) to the nearest whole share on a grant by grant basis. No consideration will be paid for fractional shares.

The exchange ratios are intended to result in the issuance of new options for which we will recognize little or no accounting expense and were calculated using the Black-Scholes option valuation model. The Black-Scholes model is a common method used for estimating the fair value of a stock option. For purposes of determining the fair value of an eligible option under the Black-Scholes model, we used the following factors: (a) the eligible option’s exercise price; (b) an assumed value of $24.75 per share (an assumed value of $24.75 per share of our common stock, which was the closing price per share of our common stock as reported on the New York Stock Exchange on September 10, 2015); (c) an expected volatility of our common stock of 47.15%; (d) the remaining contractual life of the eligible option; (e) a risk-free interest rate ranging from 1.28% to 1.55%; and (f) no expected dividends. The exchange ratios were then determined by calculating the Black-Scholes value of the new stock options with an assumed exercise price of $24.75 per share (the exercise price of the new options will be the fair market value of our common stock on the new award grant date).

All new options will be subject to the terms of the stock option agreement between you and the Company and the Incentive Plan. The form of stock option agreement under the Incentive Plan is incorporated by reference as an exhibit to the Schedule TO with which this Offer to Exchange has been filed and is available on the SEC website at www.sec.gov. All new options will be non-qualified stock options for U.S. tax purposes. All of the eligible options are non-qualified stock options for U.S. tax purposes.

The expiration date for this offer will be 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, terminate and amend the offer.

WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD EXCHANGE YOUR ELIGIBLE OPTIONS. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS DOCUMENT AND CONSULT YOUR OWN FINANCIAL, LEGAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO EXCHANGE YOUR ELIGIBLE OPTIONS.

NOTHING IN THIS DOCUMENT SHOULD BE CONSTRUED TO CONFER UPON YOU THE RIGHT TO REMAIN AN EMPLOYEE OF ALLIANCE ONE OR ANY OF ITS SUBSIDIARIES. THE TERMS OF YOUR EMPLOYMENT OR SERVICE WITH US REMAIN UNCHANGED. WE CANNOT GUARANTEE OR PROVIDE YOU WITH ANY ASSURANCE THAT YOU WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT YOU WILL OTHERWISE REMAIN IN OUR EMPLOY OR SERVICE UNTIL THE NEW AWARD GRANT DATE OR AFTER THAT DATE.

IF YOU EXCHANGE ELIGIBLE OPTIONS FOR NEW AWARDS AND YOU CEASE TO BE AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES BEFORE THE NEW AWARDS ARE FULLY VESTED, YOU WILL FORFEIT ANY UNVESTED PORTION OF YOUR NEW AWARDS.

3. Purposes of the Exchange Offer.

The primary purpose of this exchange offer is to provide a meaningful incentive to valuable employees and better align the interests of employees and shareholders to maximize shareholder value. We issued the eligible options to retain the best available personnel and to provide incentive to employees, and we want to use the exchange offer and the new awards to continue this incentive.

The Company’s current business environment is extremely challenging, impacted by global oversupply conditions and changing industry dynamics, which resulted in the Company announcing a global restructuring program in March 2015. Due to the current challenges facing the Company and the industry in general, over the 52 weeks preceding September 14, 2015 the per share price of the common stock ranged from $8.30 to $26.47 (adjusted for the recent reverse stock split). As a result, the eligible stock options are now largely ineffective in providing the incentives that the Company believes are necessary to motivate and retain eligible employees. Because we consider long-term equity incentives to be an important part of our employees’ compensation and an important incentive and retention tool, these stock options have become less valuable in motivating our employees, who view their existing options as having little or no value due to the sizable difference between the exercise prices and the current market price of our common stock. We believe that, as the Company makes progress towards strengthening its global competitive position through its global restructuring program and continued emphasis on improving efficiencies, it is essential to continue to retain, motivate and reward the best employees.

In addition, all of the eligible options have been out-of-the-money since the date they were awarded and, therefore, have not been exercised by our employees. Coupled with periodic grants of other equity-based awards to new and continuing employees, the number of shares subject to outstanding stock options and other unvested equity awards has contributed to our equity award “overhang,” reducing the number of awards that could otherwise be awarded under the Incentive Plan to create performance and retention incentives. Because participating employees will exchange a greater number of options for a lesser number of new awards, the number of shares of stock subject to all outstanding stock options and other unvested equity awards will be reduced, thereby reducing the equity award overhang.

Further, this offer is intended to reinstate value for compensation costs that we already are incurring with respect to outstanding equity awards. By replacing options that have little or no retention or incentive value with new awards that will provide both retention and incentive value without adding compensation expense (other than due to rounding or any expenses that might result from fluctuations in our stock price after the exchange ratios have been set but before the exchange actually occurs), we will be making efficient use of our resources.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans, proposals, agreements or negotiations (however, we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our significant subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any change in our present Board of Directors or management, including, but not limited to, any plans or proposals to change the number or term of directors or to fill any existing board vacancies or to change any named executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an additional amount of our common stock or the disposition of an amount of any of our common stock; or

•	any change in our articles of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

Neither we nor our Board make any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. THIS OFFER DOES NOT CONSTITUTE INVESTMENT ADVICE, NOR SHOULD IT BE CONSTRUED AS SUCH. You should evaluate carefully all of the information in this offer and consult your investment and tax advisors. You must make your own decision about whether to participate in this offer.

4. Procedures for Electing to Exchange Options.

Proper Election to Exchange Options

Participation in the exchange offer is voluntary. To participate, you must complete the actions below before 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless we extend the exchange offer.

If you are an eligible employee, you will receive an email to your Alliance One email account announcing the exchange offer and listing

•	the grant date of each of your eligible option grants;

•	the number of eligible options exchangeable under the exchange offer for each such eligible option grant;

•	the exchange ratio for each eligible option grant; and

•	the number of new awards you may receive upon exchange of each eligible option grant and for all eligible option grants in total.

This email will also include an election form. If you elect to exchange your eligible options in accordance with the terms of the exchange offer you must complete an election form and return it by email to ljones@aointl.com with the subject line: “Elect,” or by facsimile to +1 919-379-4133 before 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless we extend the exchange offer.

To obtain an additional copy of an election form, please contact ljones@aointl.com or send a facsimile to +1 919-379-4133, stating your first and last name, your telephone number and email address and an election form will be sent to you.

You must complete the election process in the foregoing manner before 12:00 p.m. (Noon), New York City time, on October 13, 2015. If we extend the exchange offer beyond that deadline, you must complete the process before the extended expiration date.

Your election to participate becomes irrevocable after 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless we extend the exchange offer, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an election form choosing to exchange your eligible options and submit a new election at any time before the expiration date, as described above. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election we receive before the expiration date.

You are at risk for properly making your election. Only elections made on an election form that are complete, signed and actually received by email to ljones@aointl.com or by facsimile to +1 919 379-4133 by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your election form by email within two U.S. business days of the receipt of your election form. If you have not received an email confirmation, you must confirm that we have received your election form. You may request confirmation of our receipt of your election form by sending an email to ljones@aointl.com or by facsimile to +1 919 379-4133. Responses submitted by any other means are not permitted.

We reserve the right to reject any options tendered for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of the exchange offer, we will accept all properly tendered options, that have not been validly withdrawn, promptly after the expiration of the exchange offer.

Our receipt of your election is not by itself an acceptance of your options for exchange. For purposes of the exchange offer, we will be deemed to have accepted options for exchange that are validly elected to be exchanged and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance of options for exchange. We may issue this notice of acceptance by press release, email or other form of communication. Eligible options accepted for exchange will be cancelled.

5. Withdrawal Rights and Change of Election.

You may change your election with respect to your eligible options only in accordance with the provisions of this section.

You may change your election with respect to your eligible options at any time before 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless we extend the exchange offer. If we extend the offer, you may change your election at any time until the extended expiration date. After the expiration of the exchange offer, you may not change or withdraw your election. The last properly submitted election form, whether by email or facsimile, prior to the expiration of the exchange offer shall be binding. Due to certain requirements under U.S. securities laws, an exception to this rule is that if we have not accepted your properly tendered options by midnight, New York City time, at the end of November 9, 2015 (which is the 40th U.S. business day following the commencement of the offer), you may withdraw your options at any time thereafter but prior to our acceptance.

If you wish to withdraw or change your election to participate in the exchange offer, you must complete a new election form and return it by email to ljones@aointl.com with the subject line: “Elect,” or by facsimile to +1 919-379-4133 before 12:00 p.m. (Noon), New York City time, on October 13, 2015, unless we extend the exchange offer.

To obtain an additional copy of an election form, please contact ljones@aointl.com or send a facsimile to +1 919-379-4133, stating your first and last name, your telephone number and email address and an election form will be sent to you.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt of the election form. Eligible employees may challenge any determination that we make in a court of competent jurisdiction, and only such court can make a determination that will be final and binding upon all parties.

You are at risk for properly making your election. Only elections made on an election form that are complete, signed and actually received by email to ljones@aointl.com or by facsimile to +1 919 379-4133 by the deadline will be accepted. Documents submitted by any other means, including interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service), are not permitted. We intend to confirm the receipt of your election form by email within two U.S. business days of the receipt of your election form. If you have not received an email confirmation, you must confirm that we have received your election form. You may request confirmation of our receipt of your election form by sending an email to ljones@aointl.com or by facsimile to +1 919 379-4133. Responses submitted by any other means are not permitted.

6. Acceptance of Options for Exchange and Issuance of New Awards.

Upon the terms and conditions of this offer and subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Exchange, promptly following the expiration date, we will accept for exchange and cancel all eligible options properly tendered for exchange and not validly withdrawn before the expiration date. Once these options are cancelled, you no longer will have any rights with respect to these options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the cancellation date, which we anticipate to be October 13, 2015. If the expiration date of the exchange offer is delayed, the cancellation date will be similarly delayed.

We will give oral or written notice to the option holders generally of our acceptance for exchange of the options. This notice may be made by e-mail or other method of communication.

We will grant the new awards on the new award grant date, which is the same U.S. calendar day as the cancellation date. We expect the new award grant date to be October 13, 2015. If the expiration date of the exchange offer is delayed, the new award date will be similarly delayed. All new awards will be granted under the Incentive Plan and will be subject to an RSU agreement or stock option agreement, as applicable, between you and the Company. The number of shares of RSUs or new options you will receive will be determined in accordance with the exercise price of your exchanged options as described in Section 2 of this Offer to Exchange. Within three weeks after the expiration date, we will send you your RSU agreement or stock option agreement, as applicable, for your RSUs or your new options, as applicable. You will receive the shares subject to the RSUs when and if your RSUs vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange. You will be able to exercise your vested new options when and if your new options vest, in accordance with the vesting schedule described in Section 9 of this Offer to Exchange.

If we do not accept eligible options for exchange, such options will remain outstanding until they are exercised or cancelled or expire by their terms and will retain their current exercise price, current vesting schedule and current term.

7. Conditions of the Offer.

Notwithstanding any other provision of this offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us, in our reasonable judgment, to have occurred:

•	there will have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction will have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us);

•	there will have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the U.S.,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.,

•	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the U.S.,

•	in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally,

•	the commencement, continuation or escalation of a war or other national or international calamity directly or indirectly involving the U.S., which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of this offer, or

•	if any of the situations described above existed at the time of commencement of this offer and that situation, in our reasonable judgment, deteriorates materially after commencement of this offer;

•	a tender or exchange offer, other than this exchange offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, will have been proposed, announced or made by another person or entity or will have been publicly disclosed or we will have learned that:

•	any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group that had publicly disclosed such ownership with the SEC prior to the date of commencement of this offer,

•	any such person, entity or group that had publicly disclosed such ownership prior to such date will acquire additional common stock constituting more than 1% of our outstanding shares, or

•	any new group will have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with this offer or with such acceptance for exchange of eligible options;

•	there will have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer, other than as contemplated as of the commencement date of this offer (as described in Section 12 of this Offer to Exchange);

•	any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business or financial condition;

•	any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us); or

•	any rules or regulations by any governmental authority, the Financial Industry Regulatory Authority, the New York Stock Exchange, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to the Company and that might restrain, prohibit or delay completion of the offer, impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Exchange for a description of the contemplated benefits of the offer to us).

If any of the above events occur, we may:

•	terminate this offer and promptly return all tendered eligible options to tendering holders;

•	complete and/or extend this offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended exchange offer expires;

•	amend the terms of this offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which this offer is open, complete this offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Any such waiver will apply in a uniform and nondiscretionary manner to all eligible employees. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this Section 7 will be given the maximum deference permitted by law. However, you have all rights accorded to you under applicable law to challenge such determination in a court of competent jurisdiction. Only a court of competent jurisdiction can make a determination that will be final and binding upon the parties.

8. Price Range of Shares Underlying the Options.

Our common stock is traded on the New York Stock Exchange under the symbol “AOI.” The following table sets forth, for the periods indicated, the highest and lowest sale prices for the common stock, as reported by the New York Stock Exchange.

	High*	Low*
Year Ending March 31, 2016
Second Quarter (through September 11, 2015)	$26.47	$18.79
First Quarter	25.40	10.80
Year Ended March 31, 2015
Fourth Quarter	$16.30	$8.30
Third Quarter	21.00	15.20
Second Quarter	27.40	19.30
First Quarter	30.10	23.00
Year Ended March 31, 2014
Fourth Quarter	$31.00	$24.10
Third Quarter	32.50	28.10
Second Quarter	42.30	27.90
First Quarter	39.90	34.10

*	Prices have been adjusted for the one-for-ten reverse split of our common stock effected after the close of business on June 26, 2015.

On September 11, 2015, the last reported sale price of our common stock, as reported on the New York Stock Exchange, was $24.50 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9. Source and Amount of Consideration; Terms of RSUs and New Options.

Consideration

We will issue new awards in exchange for eligible options properly tendered for exchange by you and accepted by us for such exchange. Subject to the terms and conditions of this exchange offer, upon our acceptance of your properly tendered options, you will be entitled to receive new awards based on the year in which your exchanged options were granted as described in Section 2 of this Offer to Exchange. Fractional shares of RSUs will be rounded (with 0.5 rounded up) to the nearest whole share or RSU on a grant by grant basis. If application of the applicable exchange ratio to particular new options to be issued in exchange for eligible options tendered results in a fractional share, the number of shares underlying the new options will be rounded (with 0.5 rounded up) to the nearest whole share on a grant by grant basis. No consideration will be paid for such fractional shares eliminated by rounding. You do not have to make any cash payment to the Company to receive your new awards.

If we receive and accept tenders from eligible employees of all options eligible to be tendered (a total of options covering 180,000 shares) subject to the terms and conditions of this offer, we will grant approximately 30,119 RSUs and 480 new options. Shares issuable under such new awards would represent approximately 0.3% of the total shares of our common stock outstanding as of September 11, 2015.

Terms of RSUs

RSUs will be granted under the Incentive Plan and will be subject to an RSU agreement between you and the Company. RSUs are a different type of equity award than stock options and therefore, the terms and conditions of the RSUs will vary from the terms and conditions of the options that you tender for exchange. The forms of the RSU agreements are filed as exhibits to the Schedule TO with which this Offer to Exchange has been filed. In addition, the Incentive Plan and the forms of the RSU agreements are available on the SEC website at www.sec.gov. You should note that the vesting schedule of your RSUs will differ from your exchanged options, as described below.

Vesting. The RSUs will be unvested as of the new award grant date and will be subject to new vesting schedules. Vesting on any date is subject to your continued service to the Company or its subsidiaries through each relevant vesting date. The RSUs will vest over a three-year period with 50% becoming vested on the first anniversary of the date of grant, and 25% becoming vested on the second and third anniversaries of the date of grant. However, any unvested RSUs will vest upon the date of your death or the termination of your employment on account of permanent and total disability as defined in Section 22(e)(3) of the Code (“Disability”) if you have remained in the continuous employ of the Company or any of its subsidiaries from the date of the award until the occurrence of such event. We will make minor modifications to the vesting schedule of any RSUs awards to eliminate fractional vesting (such that a whole number of RSUs will vest on each vesting date); this will be done by rounding down to the nearest whole number of shares that will vest on each vesting date and vesting the sum of the fractional shares (a whole number) on the last vesting date of the vesting schedule, subject to your continued service with us through such date.

Forfeiture upon Termination of Employment. If your employment terminates (other than due to your death or Disability) before part or all of your new awards vest, the unvested part of your new award generally will expire unvested and you will not be entitled to any shares of common stock from that part of your new award.

Settlement. Vested RSUs awarded to eligible employee not residing in The People’s Republic of China shall be settled by the Company in shares of common stock. As soon as practicable after any RSUs vest, but in any event no later than December 31 in the calendar year in which the RSUs, the Company will issue to you (or your estate, if you are then deceased) one whole share of common stock for such vested RSU, unless the RSUs become vested due to your death or termination of your employment on account of Disability at any time in October, November or December, in which case the deadline for settling such vested RSUs will be March 15 of the next succeeding year.

Vested RSUs awarded to eligible employee residing in The People’s Republic of China shall be settled by the Company in cash based on the Fair Market Value of our common stock on the date of vesting. As soon as practicable after any RSUs vest, but in any event no later than December 31 in the calendar year in which the RSUs, the Company will make a payment to the Participant (or his or her estate, if the Participant is deceased) equal to the Fair Market Value on the date such RSUs vest of one share of Common Stock for each such vested RSUs, unless the RSUs become vested due to your death or termination of your employment on account of Disability at any time in October, November or December, in which case the deadline for settling such vested RSUs will be March 15 of the next succeeding year.

Withholding for Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any benefit realized by you or any other person with respect to an RSU, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of the realization of such benefit you or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In accordance with procedures established by the Company, the Company may withhold from the shares of common stock to be delivered upon settlement of an RSU sufficient shares of common stock (valued as of the date of vesting) (or from the cash payment upon settlement of an RSU awarded to an eligible employee residing in The People’s Republic of China) to satisfy withholding and employment taxes, or if such withholding is not permitted the Company shall direct you to pay to the Company in cash sufficient amounts to satisfy such obligation.

Transferability. The RSUs may not be transferred before they become vested. The shares of common stock issued in settlement of a vested RSU will become transferable only upon the earlier of the third anniversary of the date of the grant of the RSU or the date your employment with the Company and its affiliates terminates. However, shares of common stock for such vested RSUs may be surrendered to, or withheld by, the Company in accordance with the procedures established by the Company to satisfy income and employment taxes attributable to the RSU.

Awards and Shares Subject to Clawback. The Executive Compensation Committee of the Company’s Board of Directors, which administers the Incentive Plan, shall have the authority to cancel, rescind, cause the forfeiture of or otherwise limit or restrict any non-vested RSUs awarded to you in the offer if the Committee determines that you have (i) violated the Company’s Code of Conduct (as in effect from time to time); (ii) violated any law (other than misdemeanor traffic violations) and thereby injured or damaged the business reputation or prospects of the Company or any of its affiliates; or (iii) engaged in intentional misconduct that caused, or materially contributed to, the need for a substantial restatement (voluntary or required) of the Company’s financial statements filed with the SEC (the foregoing enumerated items being referred to, individually or collectively, as a “Prohibited Activity”). Furthermore, in the event the Committee in its discretion determines you have engaged in a Prohibited Activity at any time prior to the later of six months after the settlement of a vested RSU, the Committee may rescind the settlement of such RSUs if the Committee takes such action within two years after the occurrence of the Prohibited Activity. Upon such rescission, the Company at its sole option, may require you to (a) deliver and convey to the Company the shares of common stock issued in settlement of the RSUs (or an amount of cash equal to the cash payment made to you with respect to the vesting of an RSU awarded in the exchange offer to an eligible employee residing in The People’s Republic of China); (b) in the case any such shares of common stock have been sold in a market transaction to an unrelated party, pay to the Company an amount equal to the proceeds from the sale of such shares; and (c) in the case any such shares of common stock have otherwise been disposed of by you, pay to the Company an amount in cash equal to the product of the number of such shares multiplied by the closing price for a share of common stock, as reported on the primary securities exchange on which the common stock is then traded, on the date the Committee determined that you had engaged in the Prohibited Activity, and if such date is not a day on which such securities exchange is open for trading shares of the common stock, then on the next succeeding day on which such securities exchange is open for trading shares of the common stock. The Company will be entitled to set-off any such amount owed to the Company against any amount or benefit owed to you by the Company, and you will forfeit the amount or benefit applied to set-off such amount owed to the Company. Further, if the Company commences an action against you (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that you engaged in a Prohibited Activity, you will be required under the terms of the RSU award agreement to reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees.

These clawback provisions are substantially identical to the provisions included in the award agreements for the eligible options.

Terms of New Options

New options will be granted under the Incentive Plan to employees residing in Canada in exchange for their eligible options and will subject to a stock option agreement between you and the Company. The terms and conditions of the new options will be similar to the eligible options, except for changes in vesting and the exercise price. The form of stock option agreement under the Incentive Plan is filed as an exhibit to the Schedule TO with which this Offer to Exchange has been filed. In addition, a copy of the Incentive Plan and the form of stock option agreement is available on the SEC website at www.sec.gov. You should note that the vesting schedule of your new options will differ from your exchanged options, as described below.

Vesting. The new options will be unvested as of the new award grant date and will be subject to new vesting schedules. Vesting on any date is subject to your continued service to the Company or its subsidiaries through each relevant vesting date. New option grants will vest over a three-year period with 50% becoming vested on the first anniversary of the date of grant, and 25% becoming vested on the second and third anniversaries of the date of grant. The eligible options (as awarded in both 2011 and 2012) vested in equal 20% installments on each of the first five anniversaries of the date of grant. We will make minor modifications to the vesting schedule of any option awards to eliminate fractional vesting (such that a whole number of new options will vest on each vesting date); this will be done by rounding down to the nearest whole number of shares that will vest on each vesting date and vesting the sum of the fractional shares (a whole number) on the last vesting date of the vesting schedule, subject to your continued service with us through such date.

Forfeiture upon Termination of Employment. If your employment terminates for any reason other than due to your retirement before part or all of your new options vest, the unvested part of your new options will expire unvested and you will not be entitled to any shares of common stock from that part of your new options. If your employment terminates due to your retirement, your interest in the new options will continue to vest. “Retirement” for these purposes means early, normal or delayed retirement under the primary pension plan sponsored by the Company or the affiliate in which you are eligible to participate. The determination of the appropriate pension plan for the purpose of the foregoing definition will be made by the Committee, and its determination will be conclusive.

Expiration. The eligible options were awarded in 2011 and 2012 and had a ten-year term. New option awards will expire on the same date as the eligible option surrendered in exchange for that new option in the exchange offer, which is March 24, 2021 for the eligible options awarded in 2011 and April 17, 2022 for the eligible options awarded in 2012.

Period of Exercise. So long as you remain an employee of the Company or its affiliates or if your employment is terminated due to your retirement or on account of your Disability, you may exercise a vested new option at any time prior to its expiration date. If your employment is terminated under any other circumstance, then a vested new option must be exercised within the period set forth in the following table, but in any event prior to the expiration date of the new option:

Reason for Termination of Employment	Period of Exercise

Death	Vested option may be exercised at any time during the first year following the date of death

Resignation	Options automatically terminate upon resignation

Termination for cause	Options automatically terminate upon termination for cause

Termination for other reason	Vested option may be exercised at any time during the first year following the date of termination of employment*

*	If you were to die after termination of employment under this circumstance, the period of exercise would be extended to the date one year after the date of death, but in any event no later than the date prior to the expiration date of the new option.

Manner of Exercise. A new option may be exercised during its term only to the extent it has vested. A new option shall be exercised by transmittal of written notice, along with payment of the exercise price, to the Company’s plan administrator, whose contact details will be provided in information delivered with the award of the new options. The notice must state the number of shares of common stock covered by the new option that are being exercised. A new option may be exercised in whole or in part. A new option may only be exercised as to a whole number of shares of common stock covered by the new option. Upon any exercise of a new option, the balance of the shares of common stock covered by the new option will be reduced by the number of shares of common stock included in such exercise. No fractional share of common stock shall be deliverable upon the exercise of a new option, and, in lieu thereof, the Company will make a cash payment based on the fair market value of the common stock on the date of exercise.

The option price shall be payable to the Company in whole or in part (i) in cash or (ii) by surrendering shares of common stock to the Company or (iii) by authorizing a Company-approved third party to sell the shares (or a sufficient portion of the shares) acquired upon exercise of the new option and remit to the Company a sufficient portion of the sale proceeds to pay the entire purchase price and any tax withholding resulting from such exercise. In the event of payment pursuant to clause (iii), the Company may instruct the broker to deposit the entire sale proceeds into a Company owned account for further distribution to you, net of the entire purchase price and any tax withholding resulting from such exercise.

Tax Withholding. The number of shares of common stock or cash to be delivered to you upon your exercise of a new option shall be reduced by the number of shares having a fair market value on the date of exercise equal to all taxes (including, without limitation, federal, state, local or foreign income or payroll taxes), if any, required by law to be withheld in connection with the exercise of the new option.

Transferability. A new option may not be transferred, in whole or in part, except (i) by will or the applicable laws of descent and distribution or (ii) with the prior written approval of the Committee, to your children, grandchildren or spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners.

Awards and Shares Subject to Clawback. The Committee shall have the authority to cancel, rescind, cause the forfeiture of or otherwise limit or restrict the new options awarded to you in the offer if the Committee determines that Participant has engaged in a Prohibited Activity. Furthermore, in the event the Committee in its discretion determines that you have engaged in a Prohibited Activity at any time prior to the later of six months after the settlement of any portion of a new option, the Committee may rescind any such settlement if the Committee takes such action within two years after the occurrence of the Prohibited Activity. Upon such rescission, the Company at its sole option, may require you to (a) deliver and convey to the Company the shares of common stock issued in settlement of such new option; (b) in the case any such shares of common stock have been sold in a market transaction to an unrelated party, pay to the Company an amount equal to the proceeds from the sale of such shares; (c) in the case any such shares of common stock have otherwise been disposed of, pay to the Company an amount in cash equal to the product of the number of such shares multiplied by the fair market value on the date the Committee determined that you had engaged in the Prohibited Activity; (d) pay to the Company an amount of cash equal to the amount of cash paid by the Company in settlement of such new option in lieu of a fractional share. The Company will be entitled to set-off any such amount owed to the Company against any amount or benefit owed to you by the Company, and you will forfeit the amount or benefit applied to set-off such amount owed to the Company. Further, if the Company commences an action against you (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that you engaged in a Prohibited Activity, you will be required under the terms of the new option award agreement to reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company’s reasonable attorneys’ fees.

These clawback provisions are identical to the provisions included in the award agreements for the eligible options.

Summary of the Incentive Plan

The following paragraphs provide a summary of the principal features of the Incentive Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the Incentive Plan.

Purpose. The purpose of the Incentive Plan is to assist the Company in recruiting and retaining employees and members of our Board with ability and initiative by enabling such persons to participate in its future success and to associate their interests with those of the Company and its shareholders.

Awards. The Incentive Plan permits the grant of options, stock appreciation rights (or SARs), stock awards, stock unit awards, performance share awards, and Incentive Awards. Both incentive stock options and options not so qualifying can be granted.

Stock Subject to the Incentive Plan. The number of shares of our common stock eligible to be issued under the Incentive Plan since its initial adoption is 1,390,000 shares (following adjustment for the one-for-ten reverse split of our common stock effected after the close of business on June 26, 2015).

Shares delivered under the Incentive Plan will be authorized but unissued shares of common stock. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will be available for future awards under the Incentive Plan. In addition, awards settled in cash will not be counted against the maximum limit on the number of shares that may be issued under the Incentive Plan.

Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price of an option or the tax withholding upon exercise or payment of an award are not added to the number of shares available for issuance under the Incentive Plan. The maximum number of shares that may be issued under the Incentive Plan will be adjusted to reflect stock dividends, stock splits, share consolidations or other changes in the Company’s capitalization. In that event similar changes will be made in the individual grant limitations (described below) and the terms of outstanding awards. Pursuant to this provision of the Incentive Plan, awards outstanding under the Incentive Plan on June 26, 2015 were appropriately adjusted to reflect the one-for-ten reverse split of our common stock effected after the close of business on June 26, 2015.

The Incentive Plan provides that in determining the number of shares issued pursuant to awards under the Incentive Plan for the purpose of the limitation on the number of shares that may be issued under the Incentive Plan, the number of shares deemed issued pursuant to awards granted prior to August 11, 2011 would be the actual number of shares issued pursuant to such awards and the number of shares deemed issued pursuant to awards granted on or after August 11, 2011 would be (i) the actual number of shares issued pursuant to such awards for awards of options or stock appreciation rights and (ii) twice the actual number of shares issued pursuant to such awards for awards other than options or stock appreciation rights.

Administration. The Executive Compensation Committee of the Company’s Board of Directors administers the Incentive Plan, selects the individuals to participate in the Incentive Plan, determines the level of participation of each participant and approves the terms and conditions of all awards. Each member of the Committee is required to be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). The Committee has the discretionary authority to interpret the Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, and to make all other determinations necessary or advisable for the administration of the Incentive Plan. Awards under the Incentive Plan that are made to non-employee Directors are subject to the final approval of the full Board.

Eligibility to Receive Awards. All full-time employees of the Company and its affiliates, as well as the Company’s non-employee Directors, are eligible to participate in the Incentive Plan, although only employees are eligible to receive awards of stock options intended to qualify as incentive stock options under Section 422 of the Code. The Committee (or as to non-employee Directors, the Board) determines who will be granted awards, the number of shares subject to such grants and all other terms of awards.

Share Limits for Awards. No Participant may be granted options in any calendar year for more than 60,000 shares of common stock, and no Participant may be granted SARs that are not related to an option in any calendar year for more than 60,000 shares of common stock. For purposes of the preceding sentence, an option and any corresponding SAR related to the option are treated as a single award. No Participant may be awarded stock awards or stock unit awards in any calendar year for more than 60,000 shares of common stock. No Participant may be awarded performance shares in any calendar year for more than 60,000 shares of common stock. No Participant may receive an incentive award payment in any calendar year that exceeds the product of (i) $125,000 and (ii) the number of months in the performance period.

Code Section 162(m) Performance Goals. We have designed the Incentive Plan so that it permits us to issue awards that qualify as performance-based under Section 162(m) of the Code. For any stock award, stock units, performance shares or incentive award that is intended to qualify as “performance-based compensation,” within the meaning of Section 162(m), the Committee shall establish performance goals with reference to one or more of the following: Revenue, Gross Profit, Operating Income, Operating Ratio, EBITDA, EBIT, Net Income, Return on Equity, Return on Assets, Return on Capital, Return on Investment, Economic Profit, Operating Cycle, Cash Flow, Debt Reduction, Debt to Earning Ratio, Earnings per Share, Total Shareholder Return and Stock Price.

Performance goals may be established on a Company-wide basis or with respect to one or more business units or Affiliates and may be expressed in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Committee may exclude any or all extraordinary items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

No Repricing. The Incentive Plan provides that no option or SAR may be repriced, replaced, regranted through cancellation, repurchased, or modified without shareholder approval, if the effect would be to reduce the option price or initial value, as applicable, for the shares underlying such award. In addition, at any time when the exercise price per share of an option or SAR is above the fair market value of the common stock, the Company shall not, without shareholder approval, purchase such option or SAR for cash or other consideration. The shareholders of the Company approved the repricing effected by this offer at the annual meeting of shareholders held on August 13, 2015.

Transferability. Unless the Committee provides otherwise, all awards granted under the Incentive Plan are nontransferable except by will or the laws of descent and distribution. The Committee may allow the transfer of options (other than incentive stock options), SARs, performance shares and incentive awards to the participant’s children, grandchildren, spouse, a trust benefiting those family members or a partnership in which those family members are the only partners.

Change in Control. The Incentive Plan provides that outstanding awards may become exercisable, vested or earned, in whole or in part, upon a change in control (as defined in the Incentive Plan). The Incentive Plan also provides that the Committee, without obtaining the consent of participants, may take certain actions with respect to outstanding awards upon a change in control. For example, the Committee may provide for outstanding awards to be replaced with substitute awards issued or granted by the surviving corporation. Alternatively, the Committee may provide for the cancellation of outstanding awards in exchange for a payment based on the per share consideration received by the Company’s shareholders in the control change transaction (or the excess of that value over the option price or base value in the case of options and SARs). Finally, the Committee may prescribe that outstanding options and SARs, to the extent that they are exercisable on or before the change in control, will be cancelled if they are not exercised on or before the completion of the change in control.

The Incentive Plan further provides that the benefits or amounts payable under awards will be reduced to avoid parachute payment excise taxes unless the participant will receive greater after-tax benefits by receiving all of his awards and paying the excise tax. This limitation will not apply, however, if the award agreement or another agreement provides that the Company will indemnify the participant from any parachute excise tax liability.

The form of award agreement for the RSUs to be awarded in the exchange offer provides that the Committee may take any of the foregoing actions with respect to the RSUs upon a change in control.

Types of Plan Awards. The Incentive Plan provides for the grant of various forms of equity and equity-based incentives. The types of awards that may be issued under the Incentive Plan are described below.

Stock Options. Stock options granted under the Incentive Plan may be either nonqualified stock options or incentive stock options qualifying under Section 422 of the Code. The exercise price of an option granted under the Incentive Plan may not be less than the fair market value of the Company’s common stock on the date the option is granted. The exercise price may be payable in cash, by the surrender of shares of Company common stock (including attestation), through a broker-assisted cashless exercise or as otherwise permitted by the Committee.

The Committee determines the terms of each stock option at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to prescribe an option term of up to ten years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Options (other than options granted to non-employee Directors) that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant. The Committee may accelerate the vesting of options, in whole or in part, on account of a change in control or termination of service.

Stock Appreciation Rights. A stock appreciation right entitles the participant, upon exercise, to receive a payment equal to the excess of the fair market value of a share of Company common stock on the date of exercise over the base price of the SAR, multiplied by the applicable number of shares of common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Company common stock on the date of grant.

The Committee determines the terms of each SAR at the time of the grant including the vesting requirements and the effect of termination of service of a participant. The Committee has discretion to provide that SARs will have a term of up to ten years. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. SARs (other than SARs granted to non-employee Directors), that vest or become exercisable solely on the basis of continued service cannot be fully vested before the third anniversary of the grant. The Committee may accelerate the vesting of SARs, in whole or in part, on account of a change in control or termination of service. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

Stock Awards and Stock Units. A stock award is shares of common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee or both. Stock awards (other than stock awards granted to non-employee Directors) that vest and become transferable based solely on continued service cannot become fully vested and transferable before the third anniversary of the grant. The vesting period for other stock awards must be at least one year. The Committee may provide that stock awards will vest and become transferable, in whole or in part, upon a change in control or termination of service. Subject to the transfer restrictions and vesting requirements of the award, the participant will have all of the rights of a Company shareholder, including all voting and dividend rights, during the restriction period.

A stock unit award represents the participant’s right to receive shares of common stock (or cash of an equivalent value). Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or both. Stock units (other than stock units granted to non-employee Directors) that vest based solely on continued service cannot become fully vested before the third anniversary of the grant. The vesting period for other stock units must be at least one year. The Committee may provide that stock units will vest, in whole or in part, upon a change in control or termination of service. Stock units are payable in cash or in shares of Company common stock or in a combination of both. Stock units may be granted with related dividend equivalent rights but a participant does not have any rights as a shareholder under a stock unit award.

Performance Shares. A performance share represents the participant’s right to receive a share of stock (or its cash equivalent) conditioned on the attainment of specified business performance goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that performance shares will be earned, in whole or in part, upon a change in control or termination of service.

Incentive Awards. An incentive award represents a participant’s right to receive a benefit (payable in cash or stock) conditioned on the attainment of specified business goals established by the Committee. The period in which the performance goals are measured must be at least one year. The Committee may provide that incentive awards are earned, in whole or in part, upon a change in control or termination of service. Incentive awards are payable in cash or in shares of Company common stock or in a combination of both.

Compliance with Code Section 409A. The Incentive Plan provides that notwithstanding any other provision in the Incentive Plan or in any award agreement, if any provision of the Incentive Plan or an award agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision may be modified by the Committee without consent of the participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Incentive Plan shall not be applicable to an award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

Material Federal Income Tax Consequences of Awards under the Incentive Plan. The U.S. federal income tax consequences of awards under the Incentive Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an award or the disposition of shares of our common stock acquired as a result of an award. The Incentive Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Incentive Stock Options. An employee who is granted an incentive stock option under the Incentive Plan will not be subject to federal income tax upon the grant or exercise of the option. However, upon the exercise of an incentive stock option, the difference between the exercise price for the option and its fair market value on the date of exercise, which is commonly referred to as the spread, is a tax preference item that must be taken into account in determining the employee’s alternative minimum tax. If the employee disposes of the shares in the same year the option was exercised, there are no alternative minimum tax implications. Generally, the employee can recover any alternative minimum tax liability paid as a credit against ordinary income taxes owed in future years.

In the event of a sale of the shares received upon exercise of an incentive stock option after two years from the date of grant and one year after the date of exercise (which we refer to as the “Holding Period”), any appreciation of the shares received above the exercise price should be a capital gain. The current federal tax rate applicable to long-term capital gains is 15 percent.

We will not be entitled to a tax deduction with respect to the grant or exercise of an incentive stock option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an incentive stock option are sold by the employee before the end of the Holding Period, any gain on the sale will be ordinary income for the taxable year in which the sale occurs. Income will be realized only to the extent the amount received upon sale exceeds the employee’s adjusted basis for the stock. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

Non-incentive Stock Options. A participant who is granted a stock option under the Incentive Plan that is not an incentive stock option will not be subject to federal income tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a non-incentive stock option, the spread or excess of the fair market value of the shares on the exercise date over the option price, will be taxable as ordinary income to the participant. Because it is treated as compensation income if the participant is an employee, for an employee the spread is subject to withholding of applicable payroll taxes. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.

Common Stock Awards. Common stock awards made without restrictions are subject to federal tax to the recipient and are deductible to the Company. Stock awards with restrictions (including both performance shares and restricted stock) will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the participant makes a timely election to recognize taxable income upon the grant of the award. If such an election is not made, when the restrictions lapse, the fair market value of shares free of restrictions will be as ordinary income to the participant and we may claim a tax deduction at the same time in the same amount. In either instance, because the income is treated as compensation income if the participant is an employee, applicable payroll taxes are required to be withheld when the employee recognizes the taxable income.

Stock Unit Awards, Incentive Awards and SARs. A director or employee who is granted a stock unit, incentive award or SAR award under the Incentive Plan will not be subject to federal tax upon the grant of the award and we will not be entitled to a tax deduction by reason of such grant. However, when common stock or cash is delivered to the participant pursuant to such an award, the participant will recognize ordinary income equal to the fair market value of the shares or cash delivered under the award, and we may claim a tax deduction at the same time in the same amount.

Section 409A. The American Jobs Creation Act of 2004 added Section 409A to the Code. The Internal Revenue Service has so far issued only limited guidance on the interpretation of this law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the recipient of deferred compensation, including employees, consultants and directors, for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation. Section 409A of the Code does not apply to incentive stock options, non-statutory stock options and SARs (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to restricted stock units, performance shares and incentive awards.

Section 162(m). Awards may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the Company’s federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers. To qualify, options and other awards must be granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares of our common stock that may be awarded to any one participant during any fiscal year. In addition, for awards other than options and SARs (that are not discounted) to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors”.

Non-U.S. tax consequences. If you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the Offer to Exchange, you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the RSUs as a replacement grant). We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction. (See Appendix C, “Guide to Tax Issues in Argentina” to Appendix N, “Guide to Tax Issues in United Kingdom”)

10. Information Concerning the Company.

Our Business

Alliance One is one of only two global publicly held leaf tobacco merchants, each with similar global market shares. We have broad geographic processing capabilities, a diversified product offering and an established customer base, including all of the major consumer tobacco product manufacturers. We select, purchase, process, store, pack and ship tobacco grown in more than 35 countries, serving manufacturers of cigarettes and other consumer tobacco products in approximately 90 countries around the world. We process tobacco to meet each customer’s specifications. The processing of leaf tobacco facilitates shipping and prevents spoilage and is an essential service to our customers because the quality of processed leaf tobacco substantially affects the quality of the manufacturer’s end product. In an increasing number of important markets, we also provide agronomy expertise for growing leaf tobacco.

Alliance One has developed an extensive international network through which we purchase, process and sell tobacco and we hold a leading position in most tobacco growing regions in the world. We sell our processed tobacco primarily to large multinational cigarette manufacturers.

Product

Leaf tobacco merchants purchase, process, pack, store and ship tobacco to manufacturers of cigarettes and other consumer tobacco products throughout the world. In an increasing number of markets, we also provide agronomy expertise for growing leaf tobacco. Our revenues are primarily comprised of sales of processed tobacco and fees charged for processing and related services to these manufacturers of tobacco products. Processing and other revenues are approximately 5% of our total revenues. We do not manufacture cigarettes or other consumer tobacco products.

Geographic Regions of Operation

We process tobacco in more than 35 owned and third-party facilities around the world including Argentina, Brazil, China, Guatemala, India, Tanzania, the United States, Malawi, Thailand, Germany, Indonesia, Macedonia, Bulgaria and Turkey. These facilities encompass all leading export locations of flue-cured, burley and oriental tobaccos. In addition, we have entered into contracts, joint ventures and other arrangements for the purchase of tobacco grown in substantially all other countries that produce export-quality flue-cured and burley tobacco.

Purchasing

Tobacco is primarily purchased directly from suppliers, with small quantities still sold at auction. In non-auction markets, we purchase tobacco directly from suppliers and we assume the risk of matching the quantities and grades required by our customers to the entire crop we must purchase under contract. In other non-auction markets, such as China, we buy tobacco from local entities that have purchased tobacco from suppliers and supervise the processing of that tobacco by those local entities. Principal auction markets include India, Malawi and Zimbabwe and our network of tobacco operations and buyers allows us to cover the major auctions of flue-cured and burley tobacco throughout the world. In the United States and other locations, a number of our customers purchase tobacco directly from the suppliers in addition to the leaf merchants.

Our arrangements with suppliers vary from locale to locale depending on our predictions of future supply and demand, local historical practice and availability of capital. In certain jurisdictions, we purchase seeds, fertilizer, pesticides and other products related to growing tobacco and advance them to suppliers, which represents prepaid inventory. The suppliers then utilize these inputs to grow tobacco, which we are contractually obligated to purchase. In these jurisdictions, our agronomists maintain frequent contact with suppliers prior to and during the growing and curing seasons to provide technical assistance to improve the quality and yield of the crop.

Processing

We process tobacco to meet each customer’s specifications as to quality, yield, chemistry, particle size, moisture content and other characteristics. Unprocessed tobacco is a semi-perishable commodity that generally must be processed within a relatively short period of time to prevent fermentation or deterioration in quality. Accordingly, we have located our production facilities in proximity to our principal sources of tobacco.

Customers

We ship tobacco to manufacturers of cigarettes and other consumer tobacco products located in approximately 90 countries around the world as designated by these manufacturers. In certain countries, we also use commissioned agents to supplement our selling efforts.

The consumer tobacco business is dominated by a relatively small number of large multinational cigarette manufacturers and by government controlled entities. Including their respective affiliates, accounting for more than 10% of our revenues were each of Philip Morris International, Inc. and China Tobacco International, Inc. for the years ended March 31, 2015 and 2014; and Philip Morris International, Inc., Japan Tobacco, Inc., Imperial Tobacco Group PLC and China Tobacco International Inc. for the year ended March 31, 2013.

In the fiscal year ended March 31, 2015, Alliance One delivered approximately 42% of its tobacco sales to customers in Europe and approximately 18% to customers in the United States. One customer directs shipments to its Belgium storage and distribution center before shipment to its manufacturing facilities in Europe and Asia. In 2015, these Belgium sales accounted for 7% of sales to customers in Europe. The remaining sales are to customers located in Asia, Africa and other geographic regions of the world.

Corporate Information

Alliance One is a Virginia corporation, and our common stock has been traded on the New York Stock Exchange since 1995. Through our predecessor companies, we have a long operating history in the leaf tobacco industry and have maintained relationships with many of our major customers for more than 50 years, with some of these relationships beginning in the early 1900s. Alliance One’s consolidated entities employed approximately 3,281 persons, excluding seasonal employees, in our worldwide operations at March 31, 2015. Our principal executive offices are located at 8001 Aerial Center Parkway, Morrisville, North Carolina 27560-8417 and our telephone number is (919) 379-4300.

Questions regarding this offer should be directed to:

Alliance One International, Inc.

8001 Aerial Center Parkway

Post Office Box 2009

Morrisville, NC 27560-2009

Attn: Laura Jones

Phone: +1 (919) 379-4319

Email: ljones@aointl.com

The financial information included in our quarterly report on Form 10-Q for the quarter ended June 30, 2015 and our annual report on Form 10-K for the fiscal year ended March 31, 2015 is incorporated herein by reference.

Please see Section 18 of this Offer to Exchange titled, “Additional Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Options.

A list of our current directors and executive officers is attached to this Offer to Exchange as Appendix A. Our Named Executive Officers and the members of our Board of Directors may not participate in this offer. As of September 11, 2015, our Named Executive Officers and directors (14 persons) as a group held unexercised and outstanding options awarded in 2011 and 2012 at an exercise price per share of $60.00 (after adjustment for the recent reverse stock split) to purchase a total of 218,000 of our shares, which represented approximately 35% of the options awarded in 2011 and 2012 at an exercise price per share of $60.00 (after adjustment for the recent reverse stock split) outstanding as of that date.

The following table below sets forth the beneficial ownership of each of our current executive officers (who are also our Named Executive Officers) and directors of options awarded in 2011 and 2012 at an exercise price per share of $60.00 (after adjustment for the recent reverse stock split) outstanding as of September 11, 2015. The percentages in the table below are based on the total number of such outstanding options (i.e., whether or not eligible for exchange), which was 603,400 as of September 11, 2015, which amount includes options held by retired employees which remain exercisable until the relevant expiration date.

Name	Position(s)	Number of Options Held	Percentage of Outstanding Options
Jose Maria Costa Garcia	Executive Vice President, Global Operations and Supply Chain	20,000	3%
Jeffrey A. Eckmann	Director	—	—
Joyce L. Fitzpatrick	Director	—	—
C. Richard Green, Jr.	Director	—	—
Carl L. Hausmann	Director	—	—
Nigel G. Howard	Director	—	—
Graham J. Kayes	Executive Vice President, Business Relationship Management and Leaf	20,000	3%
Mark W. Kehaya	Director (Chairman of the Board)	50,000	8%
William L. O’Quinn, Jr.	Senior Vice President, Chief Legal Officer and Secretary	20,000	3%
John D. Rice	Director	—	—
Norman A. Scher	Director	—	—
J. Pieter Sikkel	President, Chief Executive Officer and Director	100,000	17%
Joel L. Thomas	Executive Vice President, Chief Financial Officer	8,000	1%
Martin R. Wade, III	Director	—	—

Neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, were engaged in transactions involving options to purchase our common stock during the past sixty (60) days before the date hereof.

12. Status of Options Acquired by Us in the Offer; Accounting Consequences of the Offer.

Eligible options were granted under the Incentive Plan.

Options that we acquire through the offer will be cancelled and pursuant to the terms of the Incentive Plan, shares subject to outstanding awards that are cancelled will be added back to the number of shares available for future grants under the Incentive Plan without further shareholder action, except as required by applicable law or the rules of the New York Stock Exchange or any other securities quotation system or any stock exchange on which our shares are then quoted or listed.

Under the applicable provisions of accounting principles generally accepted in the United States of America (codified as ASC 718), we expect to recognize the unamortized compensation cost of the surrendered options as well as any incremental compensation cost of the restricted share unit awards granted in the exchange program. The incremental compensation cost will be measured as the excess, if any, of the fair value of each restricted share unit award granted to employees in exchange for surrendered stock options, measured as of the date such awards are granted, over the fair value of the original stock option grant surrendered in exchange for such awards, measured immediately before the exchange. The incremental compensation cost, if any, and remaining compensation expense associated with the exchange program will be recognized over the remaining vesting period of the surrendered options

Since the offer has been structured to replace underwater options with new awards of similar value, the Company expects to recognize little or no incremental compensation expense. The only compensation expense we are likely to incur would result from fluctuations in our stock price between the time the exchange ratios were set, shortly before the option exchange began, and when the exchange actually occurs on the expiration date, and any impact as the result of rounding new awards to the nearest whole share, both of which we expect to be immaterial. As a result, the option exchange will allow the Company to realize incentive and retention benefits from the new awards granted, while recognizing essentially the same amount of compensation expense as we would have recognized for the eligible options surrendered in the exchange offer.

13. Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be affected adversely by our exchange of options and issuance of new awards as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any New York Stock Exchange listing requirements that would be required for the acquisition or ownership of our options as contemplated herein, except for certain exemptive or notice filings that may be required in certain countries outside the U.S. and approval of the terms of the exchange offer by our shareholders as required by the New York Stock Exchange, which approval was obtained on August 13, 2015. Should any additional approval, exemptive or notice filing or other action be required, we presently contemplate that we will seek such approval, make such filings or take such other action. However, we cannot assure you that we will seek such approval, make such filings or take such other action or that any such approval, filing or other action, if needed, could be obtained or made or what the conditions imposed in connection with such approvals or filings would entail or whether the failure to obtain any such approval, to make such filings or take any other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new awards for tendered options is subject to the conditions described in Section 7 of this Offer to Exchange.

If we are prohibited by applicable laws or regulations from granting new awards on the new award grant date or required to obtain a license or regulatory permit or make any other filing before granting new awards, we will not grant any new awards, unless we obtain the necessary license or make the requisite filing. We are unaware of any such prohibition at this time which cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant, but if the grant is prohibited or seems not feasible to be made on the new award grant date we will not grant any new awards and you will not receive any other benefit for the options you tendered.

14. Material U.S. Federal Income Tax Consequences.

The following is a summary of the material U.S. federal income tax consequences of the exchange of options for RSUs pursuant to the offer for those eligible employees subject to U.S. federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury regulations promulgated thereunder, and administrative and judicial interpretations as of the date of this offering circular, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are a citizen or a resident of the United States, but also are subject to the tax laws of another country, other tax and social security consequences might apply to you. We strongly recommend that you consult with your advisors to discuss the consequences to you of this transaction.

Option holders who exchange outstanding options for RSUs under the offer generally will not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. We believe the exchange will be non-taxable.

Restricted Stock Units

If you are a U.S. taxpayer, you generally will not have taxable income when you are granted an RSU. Instead, you will recognize ordinary income as the shares subject to RSUs vest and can no longer be forfeited, and we will deliver the shares to you. At the same time, the Company will typically have a tax withholding obligation. The amount of ordinary income you recognize will equal the fair market value of the shares because you will not have paid any amount for them. The Company will satisfy all tax withholding obligations in the manner specified in your RSU agreement. Any gain or loss you recognize upon the sale or exchange of shares you acquire through RSUs generally will be treated as capital gain or loss and will be long-term or short-term depending upon how long you have held the shares. Shares held more than 12 months are subject to long-term capital gain or loss, while shares held 12 months or less are subject to short-term capital gain or loss.

If your RSUs constitute “deferred compensation” within the meaning of Section 409A and (1) the vesting of all or a portion of your RSUs is accelerated in connection with your separation from service with us, and (2) you are a “specified employee” (generally, a highly placed officer of the Company) at that time, the delivery of accelerated shares under your RSU award may need to be delayed by 6 months for you to avoid the imposition of additional taxes under Section 409A.

Stock Options

All U.S. eligible employees whose outstanding eligible options are exchanged for RSUs under the offer should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange. So that you can compare the tax consequences of new RSUs to that of your eligible options, we have included the following summary as a reminder of the tax consequences generally applicable to options under U.S. federal tax law. None of the eligible options are qualified incentive stock options and, accordingly, all of the eligible options are nonstatutory stock options.

An option holder generally will not realize taxable income upon the grant of a nonstatutory stock option, nor will such option holder realize taxable income upon the vesting of the options. However, when you exercise a nonstatutory stock option, you generally have ordinary income to the extent the fair market value of the shares on the date of exercise is greater than the exercise price. If the exercise price of a nonstatutory stock option is paid in shares of common stock or a combination of cash and shares of common stock, the excess of the value (on the date of exercise) of the shares purchased over the value of the shares surrendered, less any cash paid upon exercise, generally will be ordinary income taxable to you.

The Company generally will be entitled to a deduction equal to the amount of ordinary income taxable to you if we comply with applicable reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the shares were held for more than 12 months. The holding period for the shares generally will begin just after you recognized income. The amount of such gain or loss will be the difference between: (i) the amount realized upon the sale or exchange of the shares and (ii) the value of the shares when the ordinary income was recognized.

If you were an employee at the time of the grant of the option, any income recognized upon exercise generally will constitute wages for which withholding will be required.

We recommend that you consult your own tax advisor with respect to the U.S. federal, state and local tax consequences and any non-U.S. tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation.

In addition, if you are a resident of or taxpayer of more than one country, there might be income tax, social insurance and other tax or legal consequences for more than one country that may apply to you. Also, if you were granted eligible options while a resident or taxpayer in one country but are a resident of or taxpayer in another country when the RSUs are granted to you pursuant to the offer (or options in the case of Canada), you may be subject to tax not only in the new country, but also in the original country (e.g., if the original country views the new awards as a replacement grant).

If you are subject to taxation in Argentina, Brazil, Bulgaria, Canada, The People’s Republic of China, India, Macedonia, Malawi, Singapore, Thailand, Turkey or the United Kingdom, please see Appendices C through N of this Offer to Exchange, as applicable, for a description of the income tax, social insurance and other tax or legal consequences of participating in the offer. We strongly recommend that you consult with your advisors as to the consequences of this transaction.

15. Extension of Offer; Termination; Amendment.

We reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which this offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date in connection with any material change to the terms of the offer, we will extend the exchange offer period so that at least five business days remain in the exchange offer from the date the material change is first published, sent or given. If we extend the expiration date, we also will extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release, email or other form of communication no later than 9:00 a.m., New York City time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this Offer to Exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option expires after the start of, but before cancellation under the offer, that particular option is not eligible for exchange. Therefore, if we extend the offer for any reason and if a particular option that was tendered before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual cancellation date under the extended offer, that option would not be eligible for exchange.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in the amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of eligible options being sought in this offer or the consideration being offered by us for the eligible options in this offer, the offer will remain open for at least ten (10) U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we promptly will disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer’s period so that at least five (5) U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

16. Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17. Additional Information.

This Offer to Exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the

Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to exchange your options:

•	our annual report on Form 10-K for our fiscal year ended March 31, 2015, filed with the SEC on June 8, 2015;

•	our definitive proxy statement on Schedule 14A for our 2015 annual meeting of shareholders, filed with the SEC on July 10, 2015;

•	our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2015, filed with the SEC on August 5, 2015;

•	our Amendment No. 1 of Form 10-Q/A amending our quarterly report on Form 10-Q for our fiscal quarter ended June 30, 2015, filed with the SEC on August 6, 2015; and

•	our current reports on Form 8-K filed with the SEC on April 2, 2015, May 28, 2015, June 23, 2015, June 29, 2015 and August 14, 2015.

These filings, our other annual, quarterly, and current reports, our proxy statements, and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings also are available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting:

Alliance One International, Inc.

8001 Aerial Center Parkway

Post Office Box 2009

Morrisville, NC 27560-2009

Attn: Laura Jones

Phone: +1 (919) 379-4319

Email: ljones@aointl.com

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document.

The information contained in this Offer to Exchange about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18. Financial Information.

The financial information, including financial statements and the notes thereto, included in our annual report on Form 10-K for the fiscal year ended March 31, 2015 and our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2015, are incorporated herein by reference. Attached as Appendix B to this Offer to Exchange is a summary of our financial information. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Exchange.

19. Miscellaneous.

We are not aware of any jurisdiction in which the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction in which the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation, or information as having been authorized by us.

We reserve the right to amend or terminate the Incentive Plan at any time, and the grant of an award under the Incentive Plan or this offer does not in any way obligate us to grant additional awards or offer further opportunities to participate in any offer to exchange options in any future year. The grant of an award and any future awards granted under the Incentive Plan or in relation to this offer is wholly discretionary in nature and is not to be considered part of any normal or expected compensation that would be subject to severance, redundancy, termination or similar pay, other than to the extent required by local law.

APPENDIX A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

AND DIRECTORS OF ALLIANCE ONE INTERNATIONAL, INC.

The directors and executive officers of Alliance One International, Inc. as of September 14, 2015, are set forth in the following table:

Name	Position

Jeffrey A. Eckmann	Director

Joyce L. Fitzpatrick	Director

C. Richard Green, Jr.	Director

Carl L. Hausmann	Director

Nigel G. Howard	Director

Mark W. Kehaya	Director (Chairman of the Board)

John D. Rice	Director

Norman A. Scher	Director

Martin R. Wade III	Director

J. Pieter Sikkel	President, Chief Executive Officer and Director

Graham J. Kayes	Executive Vice President – Business Relationship Management and Leaf

Jose Maria Costa Garcia	Executive Vice President – Global Operations and Supply Chain

Joel L. Thomas	Executive Vice President and Chief Financial Officer

William L. O’Quinn, Jr.	Senior Vice President – Chief Legal Officer and Secretary

The address of each executive officer and director is: Alliance One International, Inc., 8001 Aerial Center Parkway, Morrisville, North Carolina 27560-8417.

None of the foregoing executive officers and members of our Board of Directors is eligible to participate in this offer.

A-1

APPENDIX B

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following table presents summary historical consolidated financial information of Alliance One for the fiscal years ended March 31, 2015 and 2014 which have been derived from our audited consolidated financial statements and related notes appearing in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 (the “2015 Form 10-K”) and for the three-month periods ended June 30, 2015 and 2014 which have been derived from our unaudited condensed consolidated financial statements and related notes appearing in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “June 2015 Form 10-Q”). Our summary consolidated financial information is not necessarily indicative of our future performance. The information provided in this table is only summary and does not provide all of the data contained in our financial statements. The summary historical financial data presented below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the notes thereto, in the 2015 Form 10-K and June 2015 Form 10-Q, which are incorporated by reference into this Offer to Exchange. Please see Section 18 of this Offer to Exchange titled, “Additional Information,” for instructions on how you can obtain copies of these reports and our other filings with the SEC.

For periods ending prior to June 30, 2015, per share items have been recast to give retrospective effect to the one-for-ten reverse split of our common stock effected after the close of business on June 26, 2015.

	Three Months Ended June 30,		Fiscal Year Ended March 31,
	2015	2014	2015	2014
	(in thousands, except per share data and ratios)
Statement of Operations Data:
Sales and other operating revenues	$263,812	$249,017	$2,065,850	$2,354,956
Cost of goods and services sold	229,598	213,913	1,810,771	2,114,929

Gross profit	34,214	35,104	255,079	240,027
Selling, general and administrative expenses	29,939	31,325	137,020	134,087
Other income	586	800	1,894	18,230
Restructuring and asset impairment charges	2,948	—	9,118	5,111

Operating income	1,913	4,579	110,835	119,059
Debt retirement expense (income)	—	—	(771)	57,449
Interest expense	27,691	26,922	113,355	116,798
Interest income	1,374	1,351	6,268	7,068

Income (loss) before income taxes and other items	(24,404)	(20,992)	4,519	(48,120)
Income tax expense (benefit)	(1,362)	(2,91)	22,939	38,942
Equity in net income (loss) of investee companies	132	(485)	2,823	60

Net income (loss)	(22,910)	(18,563)	(15,597)	(87,002)
Less: Net income (loss) attributable to noncontrolling interests	(7)	55	(172)	(343)

Net income (loss) attributable to Alliance One International, Inc.	$(22,903)	$(18,618)	$(15,425)	$(86,659)

Per Share Statistics:
Net income (loss) attributable to Alliance One International, Inc. (basic)	$(2.58)	$(2.12)	$(1.75)	$(9.88)
Net income (loss) attributable to Alliance One International, Inc. (diluted)	(2.58)	(2.12)	(1.75)	(9.88)

Balance Sheet Data (at period end):
Total current assets	$1,471,926	$1,530,361	$1,256,256	$1,320,797
Total noncurrent assets	402,912	449,023	408,333	454,490
Total current liabilities	660,371	799,432	584,020	501,397
Total noncurrent liabilities	996,813	920,420	844,305	997,002

Other Data:
Ratio of earnings to fixed charges (1)	N/A	N/A	1.04x	N/A
Book value per share	$22.51	N/A	N/A	N/A

(1)	For the purpose of computing this ratio, earnings represent pretax income from continuing operations before fixed charges, adjusted to exclude distributed income of equity investees. Fixed charges represent interest expense including capitalized interest, one-third of total rental expense, and amortization of discount and loan expense related to long-term debt. For the three months ended June 30, 2015 and 2014 and for the fiscal year ended March 31, 2014, fixed charges exceeded earnings by approximately $24.4 million, $21.0 million and $47.3 million, respectively.

As disclosed in Note 7 to the unaudited interim condensed consolidated financial statements included in the June 2015 Form 10-Q, beginning April 1, 2015, Alliance One has retroactively revised its reportable segments from South America, Value Added Services and Other Regions to North America and Other Regions, which revision of reportable segments did not impact consolidated results of operations. The following presents segment information for the fiscal years ended March 31, 2015 and 2014 prior to the revision in reportable segments (which information is presented in Note 14 of Notes to Consolidated Financial Statements included in the 2015 Form 10-K) and segment information for such periods revised to reflect our current reportable segments.

Prior Segments

	Years Ended March 31,
Analysis of Segment Operations	2015	2014
Sales and other operating revenues:
South America	$471,870	$743,811
Value Added Services	137,047	123,866
Other Regions	1,456,933	1,487,279

Total revenue	$2,065,850	$2,354,956

Operating income:
South America	$20,524	$60,539
Value Added Services	9,863	11,457
Other Regions	80,448	47,063

Total operating income	110,835	119,059
Debt retirement expense	(771)	57,449
Interest expense	113,355	116,798
Interest income	6,268	7,068

Income (loss) before income taxes and other items	$4,519	$(48,120)

	Years Ended March 31,
Analysis of Segment Assets	2015	2014
Segment assets:
South America	$453,158	$457,585
Value Added Services	148,734	194,562
Other Regions	1,062,697	1,123,140

Total revenue	$1,664,589	$1,775,287

Trade and other receivables, net
South America	$18,102	$26,752
Value Added Services	11,753	12,263
Other Regions	170,548	137,444

Total trade and other receivables, net	$200,403	$176,459

Goodwill:
Value Added Services	$1,202	$1,202
Other Regions	1,592	1,592

Total Goodwill	$2,794	$2,794

Equity in net assets of investee companies:
South America	$21,714	$19,161
Value Added Services	553	—
Other Regions	31,411	30,699

Total equity in net assets of investee companies	$53,678	$49,860

Depreciation and amortization:
South America	$9,944	$10,946
Value Added Services	1,876	1,986
Other Regions	17,803	19,495

Total depreciation and amortization	$29,623	$32,427

Capital expenditures:
South America	$4,481	$2,789
Value Added Services	137	415
Other Regions	18,055	24,551

Total capital expenditures	$22,673	$27,755

Current Segments

	Years Ended March 31,
Analysis of Segment Operations	2015	2014
Sales and other operating revenues:
North America	$440,985	$498,365
Other Regions	1,624,865	1,856,591

Total revenue	$2,065,850	$2,354,956

Operating income:
North America	$41,716	$33,683
Other Regions	69,119	85,376

Total operating income	110,835	119,059
Debt retirement expense	(771)	57,449
Interest expense	113,355	116,798
Interest income	6,268	7,068

Income (loss) before income taxes and other items	$4,519	$(48,120)

	Years Ended March 31,
Analysis of Segment Assets	2015	2014
Segment assets:
North America	$232,728	$227,939
Other Regions	1,431,861	1,547,348

Total revenue	$1,664,589	$1,775,287

Trade and other receivables, net
North America	$27,282	$27,368
Other Regions	173,121	149,091

Total trade and other receivables, net	$200,403	$176,459

Goodwill:
North America	$2,794	$2,794
Other Regions	—	—

Total Goodwill	$2,794	$2,794

Equity in net assets of investee companies:
North America	$—	$—
Other Regions	53,678	49,860

Total equity in net assets of investee companies	$53,678	$49,860

Depreciation and amortization:
North America	$5,781	$6,150
Other Regions	23,842	26,277

Total depreciation and amortization	$29,623	$32,427

Capital expenditures:
North America	$10,044	$13,802
Other Regions	12,629	13,953

Total capital expenditures	$22,673	$27,755

APPENDIX C

GUIDE TO TAX ISSUES IN ARGENTINA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Argentina. This summary is based on the laws in effect in Argentina as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Argentina apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you will be subject to capital gains tax on the difference between the sale price and the value of the shares at vesting.

Bank Tax

A tax of 0.6% is imposed on all amounts debited or credited to bank accounts, including checks or wire transfers from your checking account. An exemption exists for amounts debited or credited from bank savings accounts that are related to salary. Please check with your advisor to determine whether this exemption will apply to you.

Personal Assets Tax

When your New RSUs vest and you acquire the shares, any shares held will be considered a computable asset for personal assets (wealth) tax purposes. If you are domiciled or resident in Argentina and your total value of worldwide taxable assets exceeds ARP 305,000 as of December 31, you will be subject to a Personal Assets Tax.

Stamp Tax

A stamp tax may be due on shares acquired upon vesting at an average rate of 1%.

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Withholding and Reporting

Your employer is required to report the taxable benefit and to withhold income tax and social insurance contributions when your RSUs vest. Your employer is also required to pay employer social insurance contributions, regardless of the applicable wage ceiling. If your actual tax liability is greater than the amount withheld, it is your responsibility to pay any additional taxes due. You are also responsible for reporting and paying any taxes resulting from the sale of your shares.

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APPENDIX D

GUIDE TO TAX ISSUES IN BRAZIL

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Brazil. This summary is based on the laws in effect in Brazil as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Brazil apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell the shares pursuant to the Exchange Offer, you will be subject to capital gains tax on the difference between the sale price and the value of the shares at vesting, only if the amount of shares sold in that month exceeds R$35,000.

Withholding and Reporting

Your employer is not required to report the taxable benefit or to withhold income tax or social insurance contributions when you vest in your new RSUs or sell your shares. You are responsible for reporting and paying any tax resulting from vesting and the sale of your shares.

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APPENDIX E

GUIDE TO TAX ISSUES IN BULGARIA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Bulgaria. This summary is based on the laws in effect in Bulgaria as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Bulgaria apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you will be subject to capital gains tax on the difference between the sale price and the value of the shares at vesting.

Withholding and Reporting

Your employer is required to report the taxable benefit and to withhold the income tax and social insurance contributions when your RSUs vest. It is your responsibility to report and pay any taxes resulting from the sale of your shares.

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APPENDIX F

GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Canada. This summary is based on the laws in effect in Canada as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new stock options are granted, at the time you exercise the new stock options and acquire shares of the Company’s common stock, or at the time you sell shares acquired upon exercise of the new stock options. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Canada apply to your specific situation.

IMPORTANT NOTE: DUE TO THE ADVERSE TAX CONSEQUENCES ASSOCIATED WITH AN OPTION-FOR-RSU EXCHANGE, THE STOCK OPTION EXCHANGE OFFER FOR ELIGIBLE EMPLOYEES IN CANADA HAS BEEN STRUCTURED AS AN OPTION-FOR-OPTION EXCHANGE.

Tax Information1

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New Options.

Grant of New Options

You will not be subject to tax when the New Options are granted to you.

Exercise of New Options

You will be subject to income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) when you exercise the New Options on the difference between the Fair Market Value (“FMV”) of the shares on the date of exercise and the exercise price (the “spread”). You may be entitled to deduct 50% (25% for Quebec tax purposes) of the spread from taxable income.

Sale of Shares

When you sell your shares acquired pursuant to the Exchange Offer, you will be subject to capital gains tax on 50% of the difference between the sale price and the adjusted cost basis (“ACB”) of the shares at your marginal income tax rate.

The ACB will depend on how long the stock is held prior to sale. If you hold the stock for 30 days or less prior to sale and you do not acquire identical stock for the 30 day prior, you may use either the averaging method or the specific identification method to determine the ACB.

Under the averaging method, your ACB is equal to the average basis of all Alliance One International stock owned. Under the specific identification method, your ACB is equal to the FMV of the stock at the date of exercise.

If you hold the stock for more than 30 days prior to sale or acquire additional company stock within this period, you are required to use the averaging method to calculate ACB.

[1]	Please note that this discussion only addresses Canadian federal tax law. Please consult your personal tax advisor to determine the tax consequences of the exchange offer under provincial tax laws.

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You are strongly advised to seek advice from a tax professional in any of these situations.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

Your employer will report the spread at exercise, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit to the tax authorities. Your employer will also withhold income tax and social insurance contributions at the time of exercise. You are responsible for reporting and paying any tax resulting from the sale of your shares.

QUEBEC NOTICE

By accepting the terms and conditions contained in the Exchange Offer and agreeing to participate in the Exchange Offer, you further agree to the following:

Each Eligible Optionholder in Quebec who participates in the Exchange Offer hereby agrees that it is the Eligible Optionholder’s express wish that all documents evidencing or relating in any way to the Exchange Offer be drafted in the English language only.

Chaque employé éligible au Quebec qui souscrit à des intérêts reconnaît par la présente que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des intérêts soient rédigés uniquement en anglais.

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APPENDIX G

GUIDE TO TAX ISSUES IN THE PEOPLE’S REPUBLIC OF CHINA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in China. This summary is based on the laws in effect in China as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in China apply to your specific situation.

IMPORTANT NOTE: DUE TO THE ADVERSE TAX CONSEQUENCES ASSOCIATED WITH AN OPTION-FOR-RSU EXCHANGE, THE STOCK OPTION EXCHANGE OFFER FOR ELIGIBLE EMPLOYEES IN CHINA HAS BEEN STRUCTURED AS AN OPTION-FOR-CASH SETTLED RSU EXCHANGE.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

Due to legal restrictions in China, your New RSUs will be settled in cash. When your RSUs vest, you will be subject to income tax on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date. For social tax purposes, the cash payment received upon vesting will need to be combined with the regular salary income subject to social security withholding. However, income will only be subject to social security withholding to the extent of the monthly statutory withholding cap (any amounts beyond the statutory cap will not be subject to social tax).

Withholding and Reporting

Your employer is required to report the taxable benefit and to withhold income tax and social insurance contributions (if applicable) when your RSUs vest.

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APPENDIX H

GUIDE TO TAX ISSUES IN INDIA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in India. This summary is based on the laws in effect in India as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in India apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax on the Fair Market Value2 (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you will be subject to capital gains tax. The taxable amount will be the difference between the sale price and the value of the shares at vesting. If you hold the shares for more than 36 months after exercise, you will be taxed at the more favorable long-term capital gains tax rate. If you hold the shares for 36 months or less after exercise, you will be taxed at the short-term capital gains tax rate (which is the same as your progressive income tax rate).

Withholding and Reporting

Your employer is required to report the taxable benefit and to withhold the income tax when your RSUs vest. It is your responsibility to report and pay any taxes resulting from the sale of your shares.

[2]	FMV is defined as the value of the Company’s shares as determined by a Category 1 Merchant Banker on the date of vesting or any date preceding up to 180 days of the date of vesting.

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APPENDIX I

GUIDE TO TAX ISSUES IN MACEDONIA

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Macedonia. This summary is based on the laws in effect in Macedonia as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Macedonia apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you may be subject to capital gains tax on 70% of the difference between the sale price and the value of the shares at vesting. Note that capital gains from the sale of the Company’s shares are tax exempt until December 31, 2015.

Withholding and Reporting

Your employer is not required to report the taxable benefit or to withhold the income tax when you vest in your new RSUs or sell your shares. You are responsible for reporting and paying any tax resulting from vesting and the sale of your shares.

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APPENDIX J

GUIDE TO TAX ISSUES IN MALAWI

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Malawi. This summary is based on the laws in effect in Malawi as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Malawi apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you will be subject to capital gains tax on the difference between the sale price and the value of the shares at vesting.

Withholding and Reporting

Your employer is required to report the taxable benefit and to withhold all Pay As You Earn (PAYE) when you vest in your new RSUs. You are responsible for reporting and paying any tax resulting from the sale of your shares.

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APPENDIX K

GUIDE TO TAX ISSUES IN SINGAPORE

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Singapore. This summary is based on the laws in effect in Singapore as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Singapore apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you will not be subject to capital gains tax on the difference between the sale price and the value of the shares at vesting, unless you are considered a stock trader by the tax authorities in Singapore.

Withholding and Reporting

Your employer is required to report the taxable benefit, but is not required to withhold the income tax when you vest in your new RSUs. You are responsible for reporting any tax resulting from the sale of your shares as well as paying any tax resulting from the vesting of your RSUs and the sale of your shares.

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APPENDIX L

GUIDE TO TAX ISSUES IN THAILAND

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Thailand. This summary is based on the laws in effect in Thailand as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Thailand apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you will likely be subject to capital gains tax on the difference between the sale price and the value of the shares at vesting. However, if the gain is not remitted to Thailand in the same calendar year as the sale, then the gain will not be subject to tax.

Note that the Bank of Thailand has issued regulations that any person who acquires foreign currency (e.g., dividend and capital gain) of USD 50,000 or more from abroad is required to immediately remit the proceeds into Thailand and sell or deposit the foreign currency with an authorized commercial bank in Thailand within 360 days after prescribed by the Minister of Finance. However, this regulation does not apply to foreigners who are temporarily in Thailand for 3 months or less.

Withholding and Reporting

Your employer is not required to withhold or report income tax when you vest in your new RSUs or sell your shares. You are responsible for reporting and paying any tax resulting from vesting and the sale of your shares.

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APPENDIX M

GUIDE TO TAX ISSUES IN TURKEY

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in Turkey. This summary is based on the laws in effect in Turkey as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in Turkey apply to your specific situation.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

Although the tax treatment of equity awards in Turkey is uncertain, when your RSUs vest, you will likely be subject to income tax on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you will be subject to capital gains tax on the difference between the sale price and the value of the shares at vesting.

Stamp Tax

A stamp tax will need to be remitted when tax returns are filed at a fixed fee of TL 45.30.

Withholding and Reporting

Your employer is not required to report the taxable benefit or to withhold income tax when your RSUs vest or you sell your shares. It is your responsibility to report any income and pay any taxes resulting from the New RSUs or the sale of the shares in your annual income tax return.

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APPENDIX N

GUIDE TO TAX ISSUES IN THE UNITED KINGDOM

The following is a general summary of the material tax consequences of accepting the stock option exchange offer for eligible employees subject to tax in the United Kingdom. This summary is based on the laws in effect in the United Kingdom as of August 1, 2015. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible employees. Please note that tax laws change frequently and occasionally on a retroactive basis. As a result, the information contained in this summary may be outdated at the time the new restricted stock units are granted, at the time you become vested in the new restricted stock units and are issued shares of the Company’s common stock, or at the time you sell shares acquired upon vesting in the restricted stock units. In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result.

The summary below applies to employees who are and have been resident, ordinarily resident and domiciled in the United Kingdom from the date of the original grants of options, through the date of the grant of the replacement restricted stock units, and up to the date of any relevant taxable events.

If you are a citizen or resident of more than one country, or are considered a resident of more than one country for local law purposes, the information contained in this summary may not be applicable to you.

You are strongly advised to seek appropriate professional advice as to how the tax or other laws in the United Kingdom apply to your specific situation.

IMPORTANT NOTE: THIS DISCUSSION ASSUMES THAT YOUR ELIGIBLE STOCK OPTIONS ARE UNAPPROVED OPTIONS FOR TAX PURPOSES IN THE UNITED KINGDOM.

Tax Information

Option Exchange

You will not be subject to tax as a result of the exchange of Eligible Options for the New RSUs.

Grant of New RSUs

You will not be subject to tax when the New RSUs are granted to you.

Vesting of New RSUs

When your RSUs vest, you will be subject to income tax and social insurance contributions (“NIC”) on the Fair Market Value (“FMV”) of the Company’s shares on the vesting date.

Sale of Shares

When you sell your shares pursuant to the Exchange Offer, you will be subject to capital gains tax on the difference between the sale price and the value of the shares at vesting. Capital gains tax is only payable on gains from all sources in any tax year to the extent that those gains exceed your annual personal exemption (£11,000 for the 2015/2016 tax year).

Withholding and Reporting

Your employer is required to report the taxable benefit and to withhold income tax and NIC when your RSUs vest, which is done through payroll deductions. If the amount of tax to be deducted exceeds your next scheduled salary payment, your employer is still required to account to HMRC for the total amount of tax due. To the extent that there is an insufficient salary payment from which your employer can withhold during the tax month, you must pay the tax to your employer within 60 days from the end of the tax year. You are responsible for reporting the vesting of the New RSUs and for reporting and paying any tax resulting from the sale of shares.

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